                                                                  EXECUTION COPY



--------------------------------------------------------------------------------




                             FLEETWOOD ENTERPRISES, INC.

                                          TO

                                THE BANK OF NEW YORK,
                           not in its individual capacity,
                                but solely as Trustee



                                   ---------------

                                      Indenture

                            Dated as of February 10, 1998

                                   ---------------




                                     $296,400,000


                   (including $38,650,000 pursuant to the exercise
                             of an over-allotment option)


                   6% Convertible Subordinated Debentures Due 2028


--------------------------------------------------------------------------------

                             Fleetwood Enterprises, Inc.

                    Certain Sections of this Indenture relating to
                           Sections 310 through 318 of the
                             Trust Indenture Act of 1939:

   Trust Indenture                                                  Indenture
     Act Section                                                      Section
-------------------                                              ---------------
Section 310 (a)(1)    . . . . . . . . . . . . . . . . . . .      609
            (a)(2)    . . . . . . . . . . . . . . . . . . .      609
            (a)(3)    . . . . . . . . . . . . . . . . . . .      Not Applicable
            (a)(4)    . . . . . . . . . . . . . . . . . . .      Not Applicable
            (b)       . . . . . . . . . . . . . . . . . . .      608, 610
Section 311 (a)       . . . . . . . . . . . . . . . . . . .      613
            (b)       . . . . . . . . . . . . . . . . . . .      613
Section 312 (a)       . . . . . . . . . . . . . . . . . . .      701
                                                                 702(a)
            (b)       . . . . . . . . . . . . . . . . . . .      702(b)
            (c)       . . . . . . . . . . . . . . . . . . .      702(c)
Section 313 (a)       . . . . . . . . . . . . . . . . . . .      703(a)
            (a)(4)    . . . . . . . . . . . . . . . . . . .      101, 1004
            (b)       . . . . . . . . . . . . . . . . . . .      703(a)
            (c)       . . . . . . . . . . . . . . . . . . .      703(a)
            (d)       . . . . . . . . . . . . . . . . . . .      703(b)
Section 314 (a)       . . . . . . . . . . . . . . . . . . .      704
            (b)       . . . . . . . . . . . . . . . . . . .      Not Applicable
            (c)(1)    . . . . . . . . . . . . . . . . . . .      102
            (c)(2)    . . . . . . . . . . . . . . . . . . .      102
            (c)(3)    . . . . . . . . . . . . . . . . . . .      Not Applicable
            (d)       . . . . . . . . . . . . . . . . . . .      Not Applicable
            (e)       . . . . . . . . . . . . . . . . . . .      102
Section 315 (a)       . . . . . . . . . . . . . . . . . . .      601
            (b)       . . . . . . . . . . . . . . . . . . .      602
            (c)       . . . . . . . . . . . . . . . . . . .      601
            (d)       . . . . . . . . . . . . . . . . . . .      601
            (e)       . . . . . . . . . . . . . . . . . . .      514
Section 316 (a)       . . . . . . . . . . . . . . . . . . .      101
            (a)(1)(A) . . . . . . . . . . . . . . . . . . .      502
                                                                 512
            (a)(1)(B) . . . . . . . . . . . . . . . . . . .      513
            (a)(2)    . . . . . . . . . . . . . . . . . . .      Not Applicable
            (b)       . . . . . . . . . . . . . . . . . . .      508
            (c)       . . . . . . . . . . . . . . . . . . .      104(c)
Section 317 (a)(1)    . . . . . . . . . . . . . . . . . . .      503
            (a)(2)    . . . . . . . . . . . . . . . . . . .      504
            (b)       . . . . . . . . . . . . . . . . . . .      1003
Section 318 (a)       . . . . . . . . . . . . . . . . . . .      107

----------------
Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

                                  TABLE OF CONTENTS

                                                                           PAGE


                                     ARTICLE ONE
                           Definitions and Other Provisions
                                of General Application

SECTION 101.  Definitions. . . . . . . . . . . . . . . . . . . . . . . . . .  2
SECTION 102.  Compliance Certificates and Opinions . . . . . . . . . . . . . 11
SECTION 103.  Form of Documents Delivered to Trustee . . . . . . . . . . . . 11
SECTION 104.  Acts of Holders; Record Dates. . . . . . . . . . . . . . . . . 12
SECTION 105.  Notices, Etc., to Trustee and the Company. . . . . . . . . . . 13
SECTION 106.  Notice to Holders; Waiver. . . . . . . . . . . . . . . . . . . 14
SECTION 107.  Conflict with Trust Indenture Act. . . . . . . . . . . . . . . 14
SECTION 108.  Effect of Headings and Table of Contents . . . . . . . . . . . 14
SECTION 109.  Successors and Assigns . . . . . . . . . . . . . . . . . . . . 14
SECTION 110.  Separability Clause. . . . . . . . . . . . . . . . . . . . . . 15
SECTION 111.  Benefits of Indenture. . . . . . . . . . . . . . . . . . . . . 15
SECTION 112.  Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . 15
SECTION 113.  Legal Holidays . . . . . . . . . . . . . . . . . . . . . . . . 15


                                     ARTICLE TWO
                                    Security Forms

SECTION 201.  Forms Generally. . . . . . . . . . . . . . . . . . . . . . . . 16
SECTION 202.  Initial Issuance to Property Trustee . . . . . . . . . . . . . 16


                                    ARTICLE THREE
                                    The Securities

SECTION 301.  Title and Terms. . . . . . . . . . . . . . . . . . . . . . . . 17
SECTION 302.  Denominations. . . . . . . . . . . . . . . . . . . . . . . . . 18
SECTION 303.  Execution, Authentication, Delivery and Dating . . . . . . . . 19
SECTION 304.  Temporary Securities . . . . . . . . . . . . . . . . . . . . . 19
SECTION 305.  Registration, Registration of Transfer and
              Exchange . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
SECTION 306.  Mutilated, Destroyed, Lost and Stolen Securities . . . . . . . 21
SECTION 307.  Payment of Interest; Interest Rights Preserved . . . . . . . . 22
SECTION 308.  Persons Deemed Owners. . . . . . . . . . . . . . . . . . . . . 24
SECTION 309.  Cancellation . . . . . . . . . . . . . . . . . . . . . . . . . 24
SECTION 310.  Right of Setoff. . . . . . . . . . . . . . . . . . . . . . . . 25
SECTION 311.  CUSIP Numbers. . . . . . . . . . . . . . . . . . . . . . . . . 25
SECTION 312.  Extension of Interest Payment Period; Notice of
              Extension. . . . . . . . . . . . . . . . . . . . . . . . . . . 25
SECTION 313.  Paying Agent, Security Registrar and Conversion
              Agent. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26

                                     ARTICLE FOUR
                              Satisfaction and Discharge


SECTION 401.  Satisfaction and Discharge of Indenture. . . . . . . . . . . . 26
SECTION 402.  Application of Trust Money . . . . . . . . . . . . . . . . . . 28


                                     ARTICLE FIVE
                                       Remedies

SECTION 501.  Events of Default. . . . . . . . . . . . . . . . . . . . . . . 28
SECTION 502.  Acceleration of Maturity; Rescission and
              Annulment. . . . . . . . . . . . . . . . . . . . . . . . . . . 30
SECTION 503.  Collection of Indebtedness and Suits for
              Enforcement by Trustee . . . . . . . . . . . . . . . . . . . . 31
SECTION 504.  Trustee May File Proofs of Claim . . . . . . . . . . . . . . . 32
SECTION 505.  Trustee May Enforce Claims Without Possession of
              Securities . . . . . . . . . . . . . . . . . . . . . . . . . . 32
SECTION 506.  Application of Money Collected . . . . . . . . . . . . . . . . 33
SECTION 507.  Limitation on Suits. . . . . . . . . . . . . . . . . . . . . . 33
SECTION 508.  Unconditional Right of Holders to Receive Principal
              and any Premium and Interest and to Convert. . . . . . . . . . 34
SECTION 509.  Restoration of Rights and Remedies . . . . . . . . . . . . . . 34
SECTION 510.  Rights and Remedies Cumulative . . . . . . . . . . . . . . . . 35
SECTION 511.  Delays or Omission Not Waiver. . . . . . . . . . . . . . . . . 35
SECTION 512.  Control by Holders . . . . . . . . . . . . . . . . . . . . . . 35
SECTION 513.  Waiver of Past Defaults. . . . . . . . . . . . . . . . . . . . 36
SECTION 514.  Undertaking for Costs. . . . . . . . . . . . . . . . . . . . . 36
SECTION 515.  Waiver of Stay or Extension Laws . . . . . . . . . . . . . . . 37
SECTION 516.  Enforcement by Holders of Preferred Securities . . . . . . . . 37


                                     ARTICLE SIX
                                     The Trustee

SECTION 601.  Certain Duties and Responsibilities. . . . . . . . . . . . . . 37
SECTION 602.  Notice of Defaults . . . . . . . . . . . . . . . . . . . . . . 38
SECTION 603.  Certain Rights of Trustee. . . . . . . . . . . . . . . . . . . 38
SECTION 604.  Not Responsible for Recitals or Issuance of
              Securities . . . . . . . . . . . . . . . . . . . . . . . . . . 39
SECTION 605.  May Hold Securities. . . . . . . . . . . . . . . . . . . . . . 40
SECTION 606.  Money Held in Trust. . . . . . . . . . . . . . . . . . . . . . 40
SECTION 607.  Compensation and Reimbursement . . . . . . . . . . . . . . . . 40
SECTION 608.  Disqualification; Conflicting Interest . . . . . . . . . . . . 40
SECTION 609.  Corporate Trustee Required; Eligibility. . . . . . . . . . . . 41
SECTION 610.  Resignation and Removal; Appointment of Successor. . . . . . . 41
SECTION 611.  Acceptance of Appointment by Successor . . . . . . . . . . . . 42
SECTION 612.  Merger, Conversion, Consolidation or Succession to
              Business . . . . . . . . . . . . . . . . . . . . . . . . . . . 43


SECTION 613.  Preferential Collection of Claims Against Company. . . . . . . 43


                                    ARTICLE SEVEN
                  Holders' Lists and Reports by Trustee and Company

SECTION 701.  Company to Furnish Trustee Names and Addresses of
              Holders. . . . . . . . . . . . . . . . . . . . . . . . . . . . 44
SECTION 702.  Preservation of Information: Communications to
              Holders. . . . . . . . . . . . . . . . . . . . . . . . . . . . 44
SECTION 703.  Reports by Trustee . . . . . . . . . . . . . . . . . . . . . . 45
SECTION 704.  Reports by Company . . . . . . . . . . . . . . . . . . . . . . 45


                                    ARTICLE EIGHT
                 Consolidation, Merger, Conveyance, Transfer or Lease

SECTION 801.  Company May Consolidate, Etc., Only on Certain
              Terms. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 45
SECTION 802.  Successor Substituted. . . . . . . . . . . . . . . . . . . . . 46


                                     ARTICLE NINE
                               Supplemental Indentures

SECTION 901.  Supplemental Indentures without Consent of
              Holders. . . . . . . . . . . . . . . . . . . . . . . . . . . . 47
SECTION 902.  Supplemental Indentures with Consent of Holders. . . . . . . . 48
SECTION 903.  Execution of Supplemental Indentures . . . . . . . . . . . . . 49
SECTION 904.  Effect of Supplemental Indentures. . . . . . . . . . . . . . . 50
SECTION 905.  Conformity with Trust Indenture Act. . . . . . . . . . . . . . 50
SECTION 906.  Reference in Securities to Supplemental
              Indentures . . . . . . . . . . . . . . . . . . . . . . . . . . 50


                                     ARTICLE TEN
                      Covenants; Representations and Warranties

SECTION 1001. Payment of Principal and Interest. . . . . . . . . . . . . . . 50
SECTION 1002. Maintenance of Office or Agency. . . . . . . . . . . . . . . . 50
SECTION 1003. Money for Security Payments to Be Held in Trust. . . . . . . . 51
SECTION 1004. Statement by Officers as to Default. . . . . . . . . . . . . . 52
SECTION 1005. Limitation on Dividends; Covenants as to the
              Trust. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 52
SECTION 1006. Payment of Expenses of the Trust . . . . . . . . . . . . . . . 54
SECTION 1007. Registration Rights. . . . . . . . . . . . . . . . . . . . . . 54
SECTION 1008. Limitation of Transactions . . . . . . . . . . . . . . . . . . 55
SECTION 1009. Listing of Securities. . . . . . . . . . . . . . . . . . . . . 56

                                    ARTICLE ELEVEN
                               Redemption of Securities

SECTION 1101. Right of Redemption. . . . . . . . . . . . . . . . . . . . . . 57
SECTION 1102. Applicability of Article . . . . . . . . . . . . . . . . . . . 57
SECTION 1103. Election to Redeem; Notice to Trustee. . . . . . . . . . . . . 57
SECTION 1104. Selection by Trustee of Securities to Be
              Redeemed . . . . . . . . . . . . . . . . . . . . . . . . . . . 57
SECTION 1105. Notice of Redemption . . . . . . . . . . . . . . . . . . . . . 58
SECTION 1106. Deposit of Redemption Price. . . . . . . . . . . . . . . . . . 59
SECTION 1107. Securities Payable on Redemption Date. . . . . . . . . . . . . 59
SECTION 1108. Securities Redeemed in Part. . . . . . . . . . . . . . . . . . 59
SECTION 1109. Optional Redemption. . . . . . . . . . . . . . . . . . . . . . 60
SECTION 1110. Tax Event Redemption . . . . . . . . . . . . . . . . . . . . . 61
SECTION 1111. Certain Limitations on Redemption. . . . . . . . . . . . . . . 62

                                    ARTICLE TWELVE
                             Subordination of Securities

SECTION 1201. Agreement to Subordinate . . . . . . . . . . . . . . . . . . . 62
SECTION 1202. Default on Senior Indebtedness . . . . . . . . . . . . . . . . 62
SECTION 1203. Liquidation; Dissolution; Bankruptcy . . . . . . . . . . . . . 63
SECTION 1204. Subrogation. . . . . . . . . . . . . . . . . . . . . . . . . . 65
SECTION 1205. Trustee to Effectuate Subordination. . . . . . . . . . . . . . 66
SECTION 1206. Notice by the Company. . . . . . . . . . . . . . . . . . . . . 66
SECTION 1207. Rights of the Trustee; Holders of Senior
              Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . 67
SECTION 1208. Subordination May Not Be Impaired. . . . . . . . . . . . . . . 68

                                   ARTICLE THIRTEEN
                               Conversion of Securities

SECTION 1301. Conversion Rights. . . . . . . . . . . . . . . . . . . . . . . 68
SECTION 1302. Conversion Procedures. . . . . . . . . . . . . . . . . . . . . 69
SECTION 1303. Conversion Price Adjustments . . . . . . . . . . . . . . . . . 72
SECTION 1304. Adjustment of Conversion Price -- Fundamental
              Change . . . . . . . . . . . . . . . . . . . . . . . . . . . . 80
SECTION 1305  Notice of Adjustments of Conversion Price. . . . . . . . . . . 85
SECTION 1306. Company to Provide Stock . . . . . . . . . . . . . . . . . . . 87
SECTION 1307. Employee Benefit Plans . . . . . . . . . . . . . . . . . . . . 87
SECTION 1308. Certain Additional Rights. . . . . . . . . . . . . . . . . . . 88
SECTION 1309. Restrictions on Common Stock Issuable upon
              Conversion . . . . . . . . . . . . . . . . . . . . . . . . . . 89
SECTION 1310. Trustee Not Responsible for Determining Conversion
              Price or Adjustments . . . . . . . . . . . . . . . . . . . . . 90

                                   ARTICLE FOURTEEN
                          Meetings of Holders of Securities

SECTION 1401. Purposes for Which Meetings May Be Called. . . . . . . . . . . 91


SECTION 1402. Call, Notice and Place of Meetings . . . . . . . . . . . . . . 91
SECTION 1403. Persons Entitled to Vote at Meetings . . . . . . . . . . . . . 92
SECTION 1404. Quorum; Action . . . . . . . . . . . . . . . . . . . . . . . . 92
SECTION 1405. Determination of Voting Rights; Conduct
              and Adjournment of Meetings. . . . . . . . . . . . . . . . . . 93
SECTION 1406. Counting Votes and Recording Action of Meetings. . . . . . . . 94

EXHIBIT A-1   Form of the Security

EXHIBIT A-2   Form of the Exchange Security

ANNEX A Form of Amended and Restated Declaration of Trust among the Company, as Sponsor, The Bank of New York (Delaware), as Delaware Trustee, and Nelson W. Potter, Paul M. Bingham and Lyle N. Larkin, each as Regular Trustees, dated as of February 10, 1998.


-----------------

Note: This table of contents shall not, for any purpose, be deemed to be a part of the Indenture.

          INDENTURE, dated as of February 10, 1998, between Fleetwood Enterprises, Inc., a corporation duly organized and existing under the laws of the State of Delaware ("Fleetwood" or the "Company"), having its principal office at 3125 Myers Street, Riverside, California 92513, and The Bank of New York, not in its individual capacity but solely as Trustee (the "Trustee").

                               RECITALS OF THE COMPANY

          WHEREAS, Fleetwood Capital Trust, a Delaware business trust (the "Trust") formed under the Amended and Restated Declaration of Trust among the Company, as Sponsor, The Bank of New York, not in its individual capacity but solely in its capacities as property trustee (the "Property Trustee") and Delaware trustee (the "Delaware Trustee"), and Nelson W. Potter, Paul M. Bingham, and Lyle N. Larkin, as trustees (the "Regular Trustees"), dated as of February 10, 1998 (the "Declaration"), pursuant to the Purchase Agreement (the "Purchase Agreement") dated February 4, 1998, among the Company, the Trust and the Initial Purchaser named therein, will issue and sell 5,750,000 (including 750,000 pursuant to the exercise of the over-allotment option granted to the Initial Purchaser) of its 6% Convertible Trust Preferred Securities (the "Preferred Securities"), with a liquidation amount of $50 per Preferred Security and having an aggregate liquidation amount with respect to the assets of the Trust of $287,500,000 (including $37,500,000 pursuant to the exercise of the over-allotment option);

          WHEREAS, the trustees of the Trust, on behalf of the Trust, will execute and deliver to the Company common securities evidencing an ownership interest in the Trust (the "Common Securities"), registered in the name of the Company, in an aggregate amount equal to approximately three percent (3%) of the capitalization of the Trust, equivalent to 178,000 Common Securities (including 23,000 pursuant to the exercise of the over-allotment option), with a liquidation amount of $50 per Common Security and having an aggregate liquidation amount with respect to the assets of the Trust of $8,900,000 (including $1,150,000 pursuant to the exercise of the over-allotment option);

          WHEREAS, the Trust will use the proceeds from the sale of the Preferred Securities and the Common Securities to purchase, from the Company, Securities (as defined below) in an aggregate principal amount of $296,400,000 (including $38,650,000 pursuant to the exercise of the over-allotment option);

          WHEREAS, the Company is guaranteeing the payment of all distributions (including Additional Interest, Compounded Interest and Liquidated Damages, if any) on the Preferred Securities, payment of the Redemption Price, as applicable, and payments on liquidation with respect to the Preferred Securities, to the extent provided in the Preferred Securities Guarantee Agreement (the "Preferred Securities Guarantee") between the Company and The Bank of New York, not in its individual capacity but solely in its capacity as guarantee trustee, for the benefit of the holders from time to time of the Preferred Securities;

          WHEREAS, the Company has duly authorized the creation of an issue of its 6% Convertible Subordinated Debentures Due 2028 (the "Securities") of substantially the tenor and amount hereinafter set forth and, to provide therefor, the Company has duly authorized the execution and delivery of this Indenture; and

          WHEREAS, so long as the Trust is a Holder (as defined below) of Securities and any Preferred Securities are outstanding, the Declaration provides that the holders of Preferred Securities may cause the Conversion Agent to (a) exchange such Preferred Securities for Securities held by the Trust and
(b) immediately convert such Securities into Fleetwood Common Stock (as defined below);

          WHEREAS, all things necessary to make the Securities, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Indenture a valid agreement of the Company, in accordance with their and its terms, have been done.

          NOW, THEREFORE, THIS INDENTURE WITNESSETH:

          For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:


                                     ARTICLE ONE

                           Definitions and Other Provisions
                                of General Application

SECTION 101.  DEFINITIONS.

          For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

          (1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

          (2) all other terms used herein that are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

          (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles; and

          (4) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section, Clause or other subdivision.

          "Act", when used with respect to any Holder, has the meaning specified in Section 104.

          "Additional Interest" has the meaning specified in Section 301.

          "Additional Payments" means Compounded Interest, Additional Interest and Liquidated Damages, if any.

          "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Agent" means any Registrar, Paying Agent, Conversion Agent or co-registrar.

          "Board of Directors" means either the board of directors of the Company or any duly authorized committee of that board.

          "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

          "Business Day" means a day other than (a) a Saturday or Sunday, (b) a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed, or (c) a day on which the Property Trustee's corporate trust office or the Trustee's Corporate Trust Office is closed for business.

          "Change in 1940 Act Law" has the meaning specified in the Declaration.

          "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

          "Common Securities" has the meaning specified in the Recitals to this Indenture.

          "Common Securities Guarantee" means the guarantee agreement dated as of February 10, 1998, of the Sponsor in respect of the Common Securities.

          "Company" means the Person named as the "Company" in the first paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.

          "Company Request" or "Company Order" means a written request or order signed in the name of the Company by its Chairman of the Board, its President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

          "Compounded Interest" has the meaning specified in Section 312.

          "Conversion Agent" means the Person or Persons appointed to act on behalf of the holders of Preferred Securities and/or on behalf of the holders of Common Securities in effecting the conversion of Preferred Securities and/or Common Securities as and in the manner set forth in the Declaration and Section 1302 hereof.

          "Conversion Date" has the meaning specified in Section 1302.

          "Conversion Price" has the meaning specified in Section 1301.

          "Corporate Trust Office" means the principal office of The Trustee at which at any particular time its corporate trust business shall be administered and which at the date of this Indenture is at 101 Barclay Street, 21 West, New York, New York, 10286, Attention: Corporate Trust Administration.

          "Current Market Price" has the meaning specified in Section 1303(a)(vii).

          "Declaration" has the meaning specified in the Recitals to this Indenture.

          "Defaulted Interest" has the meaning specified in Section 307.

          "Delaware Trustee" has the meaning specified in the Recitals to this Indenture.

          "Dissolution Event" means that, as a result of the occurrence and continuation of a Special Event, the Trust is to be dissolved in accordance with the Declaration, and the Securities held by the Property Trustee are to be distributed to the holders of the Trust Securities issued by the Trust pro rata in accordance with the Declaration.

          "Dissolution Tax Opinion" has the meaning specified in the Declaration.

          "Event of Default" has the meaning specified in Section 501.

          "Exchanged Securities" means the 6% Convertible Subordinated Debentures Due 2028 to be issued in connection with sales of such Securities pursuant to an effective Shelf Registration Statement.

          "Extension Period" has the meaning specified in Section 312.

          "Fleetwood Common Stock" has the meaning specified in Section 1303(a)(x).

          "Holder" means a Person in whose name a Security is registered in the Security Register.

          "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively.

          "Initial Purchaser", with respect to the Preferred Securities, means PaineWebber Incorporated.

          "Interest Payment Date" has the meaning specified in Section 301.

          "Investment Company Event" has the meaning specified in the Declaration.

          "Liquidated Damages" has the meaning specified in Section 1007.

          "Maturity", when used with respect to any Security, means the date on which the principal of such Security becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

          "90 Day Period" has the meaning specified in Section 1110.

          "No Recognition Opinion" has the meaning specified in the Declaration.

          "Notice of Conversion" means the notice to be given by a holder of Preferred Securities or Common Securities to the Conversion Agent directing the Conversion Agent to exchange such Preferred Securities or Common Securities for Securities and to convert such Securities into Fleetwood Common Stock on behalf of such holder.

          "Officers' Certificate" means a certificate signed by the Chairman of the Board, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company, and delivered to the Trustee. One of the officers signing an Officers' Certificate given pursuant to Section 1004 shall be the principal executive, financial or accounting officer of the Company.

          "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Company, and who shall be reasonably acceptable to the Trustee.

          "Outstanding", when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, EXCEPT: (i) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation; (ii) Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided, that if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and (iii) Securities which have been paid pursuant to Section 306, converted into Fleetwood Common Stock pursuant to Section 1301, or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company; provided, however, that upon any distribution of the Securities to the holders of the Preferred Securities in accordance with the Declaration, in determining whether the Holders of the requisite principal amount of Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder or are present at a meeting of Holders of Securities for quorum purposes, Securities beneficially owned by the Company or any other obligor upon the Securities, or any Affiliate of the Company or such other obligor, shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making any such determination or relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows to be so owned shall be so disregarded.

          "Paying Agent" means any Person authorized by the Company to pay the principal of or interest on any Securities on behalf of the Company.

          "Person" means any individual, corporation, company, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "Predecessor Security" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 306 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

          "Preferred Securities" has the meaning specified in the Recitals to this Indenture.

          "Preferred Securities Guarantee" has the meaning specified in the Recitals to this Indenture.

          "Property Trustee" has the meaning specified in the Recitals to this Indenture.

          "Purchase Agreement" has the meaning specified in the Recitals to this Indenture.


          "Redemption Date", when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

          "Redemption Price", when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

          "Redemption Tax Opinion" has the meaning specified in the Declaration.

          "Reference Date" has the meaning specified in Section 1303(a)(iv).

          "Registration Rights Agreement" has the meaning specified in Section 1007.

          "Regular Record Date" has the meaning specified in Section 301.

          "Responsible Officer", when used with respect to the Trustee, means the chairman or any vice-chairman of the board of directors, the chairman or any vice-chairman of the executive committee of the board of directors, the chairman of the trust committee, the president, any vice president, any assistant vice president, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller or any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

          "Restricted Securities Legend" has the meaning specified in Section
202.

          "Securities" has the meaning specified in the Recitals to this Indenture.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Security Register" and "Security Registrar" have the respective meanings specified in Section 305.

          "Senior Indebtedness" means (a) any liability of the Company (1) for borrowed money or under any reimbursement obligation relating to a letter of credit, surety bond or similar instrument, or (2) evidenced by a bond, note, debenture or similar instrument, or (3) for obligations to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, or (4) for the payment of money relating to a capitalized lease obligation, or (5) for the payment of money under any Swap Agreement; (b) any liability of others described in the preceding clause (a) that the Company has guaranteed or that is otherwise its legal liability; and
(c) any deferral, renewal, extension or refunding of any liability of the types referred to in clauses (a) and (b) above, unless, in the instrument creating or evidencing any such liability referred to in clause (a) or (b) above or any such deferral, renewal, extension or refunding referred to in clause (c) above or pursuant to which the same is outstanding, it is expressly provided that such liability, deferral, renewal, extension or refunding is subordinate in right of payment to all other indebtedness of the Company or is not senior or prior in right of payment to the Securities or ranks PARI PASSU with or subordinate to the Securities in right of payment; PROVIDED that the Securities shall not constitute Senior Indebtedness; and PROVIDED, FURTHER, that Senior Indebtedness shall not include any indebtedness or guarantees between or among the Company or its affiliates, including all debt securities or guarantees in respect of those debt securities issued to any trust (including the Trust), trustee of a trust (including the Trust), partnership, limited liability company or other person affiliated with the Company that is a financing vehicle of the Company (a"Financing Entity") in connection with the issuance by such Financing Entity of preferred securities unless otherwise expressly provided in the instrument creating or evidencing such indebtedness, debt securities or guarantees, as the case may be, or pursuant to which the same is outstanding.

          "Shelf Registration Statement" has the meaning specified in Section 1007.

          "Special Event" means either a Tax Event or an Investment Company
Event.

          "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 307.

          "Stated Maturity", when used with respect to any Security or any installment of interest thereon, means the date specified in such Security as the fixed date on which the principal, together with any accrued and unpaid interest (including Compounded Interest), of such Security or such installment of interest is due and payable.

          "Subsidiary" of any Person means (i) a corporation more than 50% of the outstanding Voting Stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof or (ii) any other Person (other than a corporation) in which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership and power to direct the policies, management and affairs thereof.

          "Swap Agreement" means any financial agreement designed to manage the Company's exposure to fluctuations in interest rates or credit conditions, currency exchange rates or commodity prices, including without limitation swap agreements, option agreements, cap agreements, floor agreements, collar agreements, credit swaps and forward purchase agreements.

          "Tax Event" has the meaning specified in the Declaration.

          "Trading Day" means a day on which Fleetwood Common Stock is traded on the national securities exchange or the quotation system used to determine the Current Market Price.

          "Trust" has the meaning specified in the Recitals to this Indenture.

          "Trust Indenture Act" means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; PROVIDED, HOWEVER, that in the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

          "Trustee" means the Person named as the "Trustee" in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.


          "Trust Securities" means Common Securities and Preferred Securities.

          "Vice President", when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president".

          "Voting Stock" of any Person means capital stock of such Person which ordinarily has voting power for the election of directors (or Persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

SECTION 102.  COMPLIANCE CERTIFICATES AND OPINIONS.

          Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee such certificates and opinions as may be required under the Trust Indenture Act or reasonably requested by the Trustee in connection with such application or request. Each such certificate or opinion shall be given in the form of an Officers' Certificate, if to be given by an officer of the Company, or an Opinion of Counsel, if to be given by counsel, and shall comply with the applicable requirements of the Trust Indenture Act and any other applicable requirement set forth in this Indenture.

SECTION 103.  FORM OF DOCUMENTS DELIVERED TO TRUSTEE.

          In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

          Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

          Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 104.  ACTS OF HOLDERS; RECORD DATES.

          (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 601) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

          (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee or the Company, as the case may be, deems sufficient.

          (c) The Company may, in the circumstances permitted by the Trust Indenture Act, fix any day as the record date for the purpose of determining the Holders entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action, or to vote on any action, authorized or permitted to be given or taken by Holders. If not set by the Company prior to the first solicitation of a Holder made by any Person in respect of any such action, or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be the 30th day (or, if later, the date of the most recent list of Holders required to be provided pursuant to Section 701) prior to such first solicitation or vote, as the case may be. With regard to any record date, only the Holders on such date (or their duly designated proxies) shall be entitled to give or take, or vote on, the relevant action.

          (d) The ownership of Securities shall be proved by the Security Register.

          (e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

SECTION 105.  NOTICES, ETC., TO TRUSTEE AND THE COMPANY.

          Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

          (1) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, Attention: Corporate Trust Trustee Administration, or

          (2) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company.

SECTION 106.  NOTICE TO HOLDERS; WAIVER.

          Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at such Holder's address as it appears in the Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

          In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

SECTION 107.  CONFLICT WITH TRUST INDENTURE ACT.

          If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under the Trust Indenture Act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

SECTION 108.  EFFECT OF HEADINGS AND TABLE OF CONTENTS.

          The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 109.  SUCCESSORS AND ASSIGNS.

          All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

SECTION 110.  SEPARABILITY CLAUSE.

          In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 111.  BENEFITS OF INDENTURE.

          Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the holders of Senior Indebtedness, the holders of Preferred Securities (to the extent provided herein) and the Holders of Securities, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 112.  GOVERNING LAW.

          THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

SECTION 113.  LEGAL HOLIDAYS.

          In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Security or the last date on which a Holder has the right to convert his Securities shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities) payment of interest or principal or conversion of the Securities need not be made on such date, but may be made on the next succeeding Business Day (except that, if such Business Day is in the next succeeding calendar year, such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be, shall be the immediately preceding Business Day) with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity or on such last day for conversion, PROVIDED, that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be.

                                     ARTICLE TWO

                                    Security Forms

SECTION 201.  FORMS GENERALLY.

          The Securities and the Trustee's certificates of authentication shall be substantially in the form of EXHIBIT A-1 which is hereby incorporated in and expressly made a part of this Indenture. The Exchanged Securities and the Trustee's certificates of authentication shall be substantially in the form of EXHIBIT A-2, which is hereby incorporated by reference and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). The Company shall furnish any such legend not contained in EXHIBIT A-1 to the Trustee in writing. Each Security shall be dated the date of its authentication. The terms and provisions of the Securities set forth in EXHIBITS A-1 and A-2 are part of the terms of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

          The definitive Securities shall be typewritten or printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Securities may be listed, all as determined by the officers executing such Securities, as conclusively evidenced by their execution of such Securities.

SECTION 202.  INITIAL ISSUANCE TO PROPERTY TRUSTEE.

          The Securities initially issued to the Property Trustee of the Trust shall be in the form of one or more individual certificates in definitive, fully registered form without distribution coupons and shall bear the restricted securities legend set forth in Exhibit A-1 (the "Restricted Securities Legend") unless the Company determines otherwise in accordance with applicable law.

                                    ARTICLE THREE

                                    The Securities

SECTION 301.  TITLE AND TERMS.

          The aggregate principal amount of Securities that may be authenticated and delivered under this Indenture is limited to $296,400,000 (including $38,650,000 purchased by the Trust pursuant to an over-allotment option in accordance with the terms and provisions of the Purchase Agreement), except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities pursuant to Section 304, 305, 306, 906, 1108 or 1301.

          The Securities shall be known and designated as the "6% Convertible Subordinated Debentures Due 2028" of the Company. Their Stated Maturity shall be February 15, 2028, and they shall bear interest at the rate of 6% per annum, from February 10, 1998, or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, as the case may be, payable quarterly (subject to deferral as set forth herein), in arrears, on February 15, May 15, August 15 and November 15 (each an "Interest Payment Date") of each year, commencing May 15, 1998, until the principal thereof is paid or made available for payment, and they shall be paid to the Person in whose name the Security is registered at the close of business on the regular record date for such interest installment, which shall be the date that is 15 days prior to the Interest Payment Date (whether or not a Business Day) (the "Regular Record Date"). Interest will compound quarterly and will accrue at the rate of 6% per annum on any interest installment in arrears for more than one quarter or during an extension of an interest payment period as set forth in
Section 312 hereof.

          The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months, and, for any period of less than a full calendar month, the actual number of days elapsed in such month. In the event that any date on which interest is payable on the Securities is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

          If at any time while the Property Trustee is the Holder of any Securities, the Trust or the Property Trustee is required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States, or any other taxing authority, then, in any such case, the Company will pay as additional interest ("Additional Interest") on the Securities held by the Property Trustee, to the extent permitted by applicable law, such additional amounts as shall be required so that the net amounts received and retained by the Trust and the Property Trustee after paying such taxes, duties, assessments or other governmental charges will be equal to the amounts the Trust and the Property Trustee would have received had no such taxes, duties, assessments or other government charges been imposed.

          The principal of and interest on the Securities shall be payable at the office or agency of the Company in the United States maintained for such purpose and at any other office or agency maintained by the Company for such purpose in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; PROVIDED, HOWEVER, that payment of interest may be made at the option of the Company by check mailed to the address of the holder entitled thereto or by wire transfer to an account in the United States appropriately designated by the holder entitled thereto prior to the record date for the corresponding interest payment date. Notwithstanding the foregoing, so long as the holder of any Securities is the Property Trustee, the payment of principal and interest on the Securities held by the Property Trustee will be made by wire transfer at such place and to such account in the United States as may be designated by the Property Trustee.

          The Securities shall be redeemable as provided in Article Eleven hereof.

          The Securities shall be subordinated in right of payment to Senior Indebtedness as provided in Article Twelve hereof.

          The Securities shall be convertible as provided in Article Thirteen hereof.

SECTION 302.  DENOMINATIONS.

          The Securities shall be issuable only in registered form without coupons and only in denominations of $50 and integral multiples thereof.

SECTION 303.  EXECUTION, AUTHENTICATION, DELIVERY AND DATING.

          The Securities shall be executed on behalf of the Company by its Chairman of the Board, its President or one of its Vice Presidents. The signature of any of these officers on the Securities may be manual or facsimile.

          Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

          At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities; and the Trustee in accordance with such Company Order shall manually authenticate and make available for delivery such Securities as in this Indenture provided and not otherwise.

          No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

SECTION 304.  TEMPORARY SECURITIES.

          Pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and make available for delivery, temporary Securities that are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities.

          If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive

Securities upon surrender of the temporary Securities, at any office or agency of the Company designated pursuant to Section 1002, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute and the Trustee shall authenticate and make available for delivery in exchange therefor a like principal amount of definitive Securities of authorized denominations. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

SECTION 305.  REGISTRATION, REGISTRATION OF TRANSFER AND EXCHANGE.

          (a) GENERAL.

          The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 1002 being herein sometimes collectively referred to as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Trustee is hereby appointed "Security Registrar" for the purpose of registering Securities and transfers of Securities as herein provided.

          Upon surrender for registration of transfer of any Security at an office or agency of the Company designated pursuant to Section 1002 for such purpose, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denominations and of a like aggregate principal amount.

          At the option of the Holder, Securities may be exchanged for other Securities of any authorized denominations and of a like aggregate principal amount, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and make available for delivery, the Securities which the Holder making the exchange is entitled to receive.

          All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

          Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

          No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 304, 906, 1108 or 1301 not involving any transfer.

          The Company shall not be required (i) in the case of a partial redemption of the Securities, to issue, register the transfer of or exchange any Security during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Securities selected for redemption under Section 1104 and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

          (b) TRANSFER PROCEDURES AND RESTRICTIONS.

          The Securities may not be transferred except in compliance with the Restricted Securities Legend, unless otherwise determined by the Company in accordance with applicable law. Upon any distribution of the Securities to the holders of the Preferred Securities in accordance with the Declaration, the Company and the Trustee shall enter into a supplemental indenture pursuant to
Section 901(6) to provide for transfer procedures and restrictions with respect to the Securities substantially similar to those contained in the Declaration to the extent applicable in the circumstances existing at the time of such distribution.

SECTION 306.  MUTILATED, DESTROYED, LOST AND STOLEN SECURITIES.

          If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.

          If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.

          In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

          Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

          Every new Security issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

          The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

SECTION 307.  PAYMENT OF INTEREST; INTEREST RIGHTS PRESERVED.

          Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date.

          Any interest on any Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Clause (1) or (2) below:

          (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest, which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at his address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following Clause (2).

          (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and, if so listed, upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Clause, such manner of payment shall be deemed practicable by the Trustee.

          Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue (including in each such case Compounded Interest), which were carried by such other Security.

          In the case of any Security that is converted after any Regular Record Date and on or prior to the next succeeding Interest Payment Date (other than any Security whose Maturity is prior to such Interest Payment Date), interest whose Stated Maturity is on such Interest Payment Date shall be payable on such Interest Payment Date notwithstanding such conversion, and such interest (whether or not punctually paid or duly provided for) shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on such Regular Record Date. Except as otherwise expressly provided in the immediately preceding sentence, in the case of any Security that is converted, interest whose Stated Maturity is after the date of conversion of such Security shall not be payable, and the Company shall not make nor be required to make any other payment, adjustment or allowance with respect to accrued but unpaid interest (including Additional Payments, if any) on the Securities being converted, which shall be deemed to be paid in full.

SECTION 308.  PERSONS DEEMED OWNERS.

          Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of and (subject to Section 307) interest (including Additional Payments, if any) on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

SECTION 309.  CANCELLATION.

          All Securities surrendered for payment, redemption, registration of transfer or exchange or conversion shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed of as directed by a Company Order; PROVIDED, HOWEVER, that the Trustee shall not be required to destroy the certificates representing such cancelled Securities.

SECTION 310.  RIGHT OF SETOFF.

          Notwithstanding anything to the contrary in this Indenture, the Company shall have the right to set off any payment it is otherwise required to make hereunder to the extent the Company has theretofore made, or is concurrently on the date of such payment making, a payment under the Preferred Securities Guarantee.

SECTION 311.  CUSIP NUMBERS.

          At any time when the Securities are not held solely by the Trust, the Company shall obtain and use "CUSIP" numbers, and the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; PROVIDED, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.

SECTION 312.  EXTENSION OF INTEREST PAYMENT PERIOD; NOTICE OF EXTENSION.

          (a) So long as the Company shall not be in default in the payment of interest on the Securities, the Company shall have the right, at any time and from time to time during the term of the Securities, to defer payments of interest (including Additional Interest and Liquidated Damages (as defined in
Section 1007), if any) by extending any interest payment period for successive periods not exceeding 20 consecutive quarters for each such period (an "Extension Period"). To the extent permitted by applicable law, interest, the payment of which has been deferred because of the extension of the interest payment period pursuant to this Section 312, will bear interest at the per annum rate specified in Section 301 compounded quarterly for each quarter of the Extension Period ("Compounded Interest"); PROVIDED, that during an Extension Period, the Company shall be subject to the provisions of Section 1008 hereof. At the end of the Extension Period, the Company shall pay all interest then accrued and unpaid on the Securities, including any Additional Payments, that shall be payable to the Holders of the Securities in whose names the Securities are registered in the Security Register on the first Regular Record Date after the end of the Extension Period. Before the termination of any Extension Period, the Company may further extend such period, PROVIDED, that such period together with all such further extensions thereof shall not exceed 20 consecutive quarters or extend beyond the maturity of the Securities or end other than on an Interest Payment Date. Upon the termination of any Extension Period and upon the payment of all amounts then due on the Securities, including any Additional Payments, the Company may commence a new Extension Period, subject to the foregoing requirements. No interest shall be due and payable during an Extension Period except at the end thereof.

          (b) The Company must give the Property Trustee, the Regular Trustees and the Trustee notice of its election to begin an Extension Period at least one Business Day Prior to the earliest of (i) the date the Distribution on the Preferred Securities would have been payable except for the election to begin such Extension Period or (ii) if applicable, the date the Regular Trustees are required to give notice to the NYSE, the Nasdaq National Market or other applicable self-regulatory organization or to holders of such Preferred Securities of the record date or (iii) the date such Distribution is payable, but in any event not less than one Business Day prior to the record date. The Trustee shall give notice of the Company's election to begin an Extension Period to the holders of the Securities and the Regular Trustees shall give notice of the Company's election to the holders of the Preferred Securities.

          (c) The quarter in which any notice is given pursuant to paragraphs
(b) hereof shall be counted as one of the 20 quarters permitted in the maximum Extension Period permitted under paragraph (a) hereof.


SECTION 313.  PAYING AGENT, SECURITY REGISTRAR AND CONVERSION AGENT.

          The Trustee will initially act as Paying Agent, Security Registrar and Conversion Agent. The Company may change any Paying Agent, Security Registrar, co-registrar or Conversion Agent without prior notice. The Company or any of its Affiliates may act in any such capacity.


                                     ARTICLE FOUR

                              Satisfaction and Discharge

SECTION 401.  SATISFACTION AND DISCHARGE OF INDENTURE.

          On demand and at the expense of the Company this Indenture shall cease to be of further effect (except as to the obligations to pay Additional Payments and the rights of conversion, registration of transfer or exchange of Securities herein provided for), and the Trustee, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

          (1) either

               (A) all Securities theretofore authenticated and delivered (other than (i) Securities that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 306 and
          (ii) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in
          Section 1003) have been delivered to the Trustee for cancellation; or

               (B) all such Securities not theretofore delivered to the Trustee for cancellation (i) have become due and payable, or (ii) will become due and payable at their Stated Maturity within one year, or
          (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company; and the Company, in the case of (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount in U.S. Dollars sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee, for cancellation, for principal (and premium, if any) and interest (including Compounded Interest, Additional Interest and Liquidated Damages, if any) to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

          (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

          (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 607 and, if money shall have been deposited with the Trustee pursuant to subclause (B) of Clause (1) of this Section, the obligations of the Trustee under Section 402 and the last paragraph of Section 1003 shall survive. The Company will also continue to be obligated to pay Additional Payments to the extent the amount thereof exceeds the amount so deposited.

SECTION 402.  APPLICATION OF TRUST MONEY.

          Subject to the provisions of the last paragraph of Section 1003, all money deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal and interest for whose payment such money has been deposited with the Trustee. All moneys deposited with the Trustee pursuant to Section 401 (and held by it or any Paying Agent) for the payment of Securities subsequently converted shall be returned to the Company upon Company Request.

                                     ARTICLE FIVE

                                       Remedies

SECTION 501.  EVENTS OF DEFAULT.

     "Event of Default", wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

     (1) default in the payment of any interest on the Securities (including Additional Payments, if any, in respect thereof), when the same shall become due and payable, and continuance of such default for a period of 30 days, provided that a valid extension of an interest payment period will not constitute a default in the payment of any interest (including Additional Interest or Compounded Interest, if any) for this purpose; or

     (2) default in the payment of the principal of or premium, if any, on any Security when due upon Maturity (whether upon redemption or otherwise);

     (3) failure by the Company to deliver any shares of Fleetwood Common Stock upon an appropriate election by a registered holder of Securities to convert such Securities, provided that such election is made in accordance with applicable provisions of the Indenture;

     (4) default by the Company in the performance, or breach, of any other covenant or warranty of the Company in this Indenture or a Security, and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

     (5) the voluntary or involuntary dissolution, winding up or termination of the Trust, except in connection with the distribution of Securities to holders of Trust Securities in liquidation of the Trust upon the occurrence of a Special Event, upon the redemption of all of the outstanding Trust Securities, upon the conversion of all the outstanding Trust Securities, or upon any merger, consolidation or amalgamation, each as permitted by the Declaration;

     (6) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

     (7) the commencement by the Company of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action.


SECTION 502.  ACCELERATION OF MATURITY; RESCISSION AND ANNULMENT.

     If an Event of Default occurs and is continuing, then the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities may declare the principal of all the Securities, and accrued and unpaid interest, if any (including any Additional Payments), thereon to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders), and upon any such declaration such principal or such lesser amount, as the case may be, and such accrued and unpaid interest shall become immediately due and payable.

     At any time after Securities have been accelerated and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if

     (a) the Company has paid or deposited with the Trustee a sum of money sufficient to pay

          (i) all overdue interest on any Securities that have become due otherwise than by such declaration of acceleration and any Additional Payments with respect thereto,

          (ii) the principal of and any premium on any Securities that have become due otherwise than by such declaration of acceleration and any Additional Payments with respect thereto and, to the extent permitted by applicable law, interest thereon at the rate borne by the Securities,

          (iii) to the extent permitted by applicable law, interest upon installments of any interest, if any, that has become due otherwise than by such declaration of acceleration and any Additional Payments with respect thereto at the rate borne by or provided for in the Securities, and

          (iv) all sums paid or advanced by the Trustee hereunder and the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due the Trustee under Section 607; and

     (b) all Events of Default, other than the non-payment of the principal of, any premium and interest on, and any Additional Payments with respect to the Securities that shall have become due solely by such declaration of acceleration, shall have been cured or waived as provided in Section 513.

No such rescission shall affect any subsequent default or impair any right consequent thereon.


SECTION 503.  COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY TRUSTEE.

          The Company covenants that if

          (1) default is made in the payment of any interest (including any Additional Payments) on any Security when such interest becomes due and payable and such default continues for a period of 30 days (provided that a valid extension of the interest payment period by the Company pursuant to this Indenture shall not constitute a default in the payment of any interest (including any Additional Payments) for this purpose), or

          (2) default is made in the payment of the principal of any Security at the Maturity thereof,

the Company will, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal and interest (including any Additional Payments) and, to the extent that payment thereof shall be legally enforceable, interest on any overdue principal, any premium and on any overdue interest (including any Additional Interest or Liquidated Damages), at the rate borne by the Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due to the Trustee under Section 607.

          If the Company fails to pay the money it is required to pay the Trustee pursuant to the preceding paragraph forthwith upon the demand of the Trustee, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the money so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Securities, wherever situated.

          If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 504.  TRUSTEE MAY FILE PROOFS OF CLAIM.

          In case of any judicial proceeding relative to the Company (or any other obligor upon the Securities), its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 607.

          No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 505.  TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF SECURITIES.

          All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

SECTION 506.  APPLICATION OF MONEY COLLECTED.

          Subject to Article Twelve, any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or interest (including any Additional Payments), upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

          FIRST:  To the payment of all amounts due the Trustee under Section
     607;

          SECOND: To the payment of the amounts then due and unpaid for principal of, any premium and interest (including any Additional Payments) on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal and premium and interest (including any Compounded Interest), respectively; and

          THIRD:  Any remaining amounts shall be repaid to the Company.

SECTION 507.  LIMITATION ON SUITS.

          No Holder of any Security shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

          (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

          (2) the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

          (3) such Holder or Holders have offered to the Trustee indemnity satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

          (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity satisfactory to the Trustee has failed to institute any such proceeding; and

          (5) no direction inconsistent with such written request has been given to the Trustee during such 60 day period by the Holders of a majority in aggregate principal amount of the Outstanding Securities;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

SECTION 508. UNCONDITIONAL RIGHT OF HOLDERS TO RECEIVE PRINCIPAL AND ANY PREMIUM AND INTEREST AND TO CONVERT.

          Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of, any premium, if any, and (subject to Section 307) interest (including any Additional Payments) on such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date) and to convert such Security in accordance with Article Thirteen and to institute suit for the enforcement of any such payment and right to convert, and such rights shall not be impaired without the consent of such Holder.

SECTION 509.  RESTORATION OF RIGHTS AND REMEDIES.

          If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

SECTION 510.  RIGHTS AND REMEDIES CUMULATIVE.

          Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 511.  DELAYS OR OMISSION NOT WAIVER.

          No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 512.  CONTROL BY HOLDERS.

          The Holders of a majority in aggregate principal amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; PROVIDED, that

          (1) such direction shall not be in conflict with any rule of law or with this Indenture;

          (2) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction; and

          (3) such direction is not unduly prejudicial to the rights of the other Holders of Securities not joining in such action.

SECTION 513.  WAIVER OF PAST DEFAULTS.

          Subject to Section 902 hereof, the Holders of not less than 662/3% in aggregate principal amount of the Outstanding Securities may, on behalf of the Holders of all the Securities, waive any past default hereunder and its consequences, except a default

          (1) in the payment of the principal of, premium, if any, or interest (including any Additional Payments) on any Security (unless such default has been cured and a sum sufficient to pay all matured installments of interest (including any Additional Payments) and principal due otherwise than by acceleration has been deposited with the Trustee); or

          (2) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security affected.

          However, while any Preferred Securities are outstanding, an Event of Default with respect to the Securities may not be waived without the consent of 662/3% in aggregate liquidation amount of the Preferred Securities.

          Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

SECTION 514.  UNDERTAKING FOR COSTS.

          In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act; PROVIDED, that neither this Section nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Company or the Trustee or in any suit for the enforcement of the right to receive the principal of and interest (including any Additional Payments) on any Security or to convert any Security in accordance with Article Thirteen.

SECTION 515.  WAIVER OF STAY OR EXTENSION LAWS.

          The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 516.  ENFORCEMENT BY HOLDERS OF PREFERRED SECURITIES.

          Notwithstanding anything to the contrary contained herein, an event of default under the Declaration has occurred and is continuing and such event is attributable to the failure of the Company to pay interest, including any Additional Payments, or principal on the Securities on the date such interest and principal is otherwise payable (or in the case of redemption, the redemption date), a holder of Preferred Securities may directly institute a proceeding for enforcement of payment to such holder of the principal of or interest, including any Additional Payments, on the Securities having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of such holder on or after the due date specified in the Securities. In connection with such a direct proceeding, the Company will remain obligated to pay the principal and interest on the Securities and will be subrogated to the rights of such holders of Preferred Securities under the Declaration to the extent of any payment made by the Company to such holder of Preferred Securities in such a direct proceeding.

                                     ARTICLE SIX

                                     The Trustee

SECTION 601.  CERTAIN DUTIES AND RESPONSIBILITIES.

          The duties and responsibilities of the Trustee shall be as provided by the Trust Indenture Act. Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

SECTION 602.  NOTICE OF DEFAULTS.

          The Trustee shall give the Holders notice of any default hereunder as and to the extent provided by the Trust Indenture Act; PROVIDED, HOWEVER, that in the case of any default of the character specified in Section 501(4), no such notice to Holders shall be given until at least 30 days after the occurrence thereof. For the purpose of this Section, the term "default" means any event that is, or after notice or lapse of time or both would become, an Event of Default.

SECTION 603.  CERTAIN RIGHTS OF TRUSTEE.

          Subject to the provisions of Section 601:

          (a) the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

          (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) shall, in the absence of bad faith on its part, rely upon an Officers' Certificate;

          (d) the Trustee may consult with counsel of its choice and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

          (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

          (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to reasonable examination of the books, records and premises of the Company, personally or by agent or attorney;

          (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with the prior written consent of the Company and with due care by it hereunder; and

          (h) the Trustee shall not be liable for any action taken or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture, unless it shall be proven that the Trustee was negligent in ascertaining the pertinent facts.

SECTION 604.  NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF
              SECURITIES.

          The recitals contained herein and in the Securities, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Company of the Securities or the proceeds thereof.

SECTION 605.  MAY HOLD SECURITIES.

          The Trustee, any Paying Agent, any Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 608 and 613, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Security Registrar, or such other agent.

SECTION 606.  MONEY HELD IN TRUST.

          Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

SECTION 607.  COMPENSATION AND REIMBURSEMENT.

          The Company agrees

          (1) to pay to the Trustee from time to time such compensation as the Company and the Trustee shall from time to time agree in writing for all services rendered by it hereunder;

          (2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or willful misconduct; and

          (3) to indemnify the Trustee, its agents and counsel and any predecessor Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

SECTION 608.  DISQUALIFICATION; CONFLICTING INTEREST.

          If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall; either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

SECTION 609.  CORPORATE TRUSTEE REQUIRED; ELIGIBILITY.

          There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

SECTION 610.  RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR.

          (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 611.

          (b) The Trustee may resign at any time by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          (c) The Trustee may be removed at any time by Act of the Holders of a majority in aggregate principal amount of the Outstanding Securities, delivered to the Trustee and to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of removal, the retiring Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          (d) If at any time:

          (1) the Trustee shall fail to comply with Section 608 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

          (2) the Trustee shall cease to be eligible under Section 609 and shall fail to resign after written request therefor by the Company or by any such Holder, or

          (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company may remove the Trustee, or (ii) subject to Section 514, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in aggregate principal amount of the Outstanding Securities delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

          (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all Holders in the manner provided in Section 106. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

SECTION 611.  ACCEPTANCE OF APPOINTMENT BY SUCCESSOR.

          Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; PROVIDED, that on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company shall execute any and all instruments required to more fully and certainly vest in and confirm to such successor Trustee all such rights, powers and trusts.

          No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

SECTION 612.  MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO
              BUSINESS.

          Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

SECTION 613.  PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

          If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

                                    ARTICLE SEVEN

                  Holders' Lists and Reports by Trustee and Company

SECTION 701.  COMPANY TO FURNISH TRUSTEE NAMES AND ADDRESSES OF
              HOLDERS.

          The Company will furnish or cause to be furnished to the Trustee

          (a) semiannually, not later than February 15 and August 15 in each year, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of a date not more than 15 days prior to the delivery thereof, and

          (b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

EXCLUDING from any such list names and addresses received by the Trustee in its capacity as Security Registrar.

SECTION 702.  PRESERVATION OF INFORMATION: COMMUNICATIONS TO
              HOLDERS.

          (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 701 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in
Section 701 upon receipt of a new list so furnished.

          (b) The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.

          (c) Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

SECTION 703.  REPORTS BY TRUSTEE.

          (a) Within 60 days after May 15 of each year, commencing May 15, 1998, the Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act in the manner provided pursuant thereto.

          (b) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which the Securities are listed, with the Commission and with the Company. The Company will notify the Trustee when the Securities are listed on any stock exchange.

SECTION 704.  REPORTS BY COMPANY.

          The Company shall file with the Trustee and the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act; PROVIDED, that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 shall be filed with the Trustee within 15 days after the same is so required to be filed with the Commission.

          Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).


                                    ARTICLE EIGHT

                 Consolidation, Merger, Conveyance, Transfer or Lease

SECTION 801.  COMPANY MAY CONSOLIDATE, ETC., ONLY ON CERTAIN
              TERMS.

          The Company shall not consolidate with or merge with or into any other Person or, directly or indirectly, convey, transfer or lease all or substantially all of its properties and assets on a consolidated basis to any Person, unless:

          (1) in case the Company shall consolidate with or merge with or into another Person or convey, transfer or lease all or substantially all of its properties and assets on a consolidated basis to any Person, the Person formed by such consolidation or into which the Company is merged or the Person that acquires by conveyance, transfer or lease, all or substantially all of the properties and assets of the Company on a consolidated basis shall be a corporation organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the due and punctual payment of the principal of, premium, if any, and interest (including Additional Payments), if any, on all the Securities outstanding under this Indenture and the performance or observance of the Company's obligations under this Indenture and the Securities outstanding hereunder on the part of the Company to be performed or observed and shall have provided for conversion rights in accordance with Article Thirteen;

          (2) immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of the Company or a Subsidiary as a result of such transaction as having been incurred by the Company or such Subsidiary at the time of such transaction, no Event of Default, and no event that, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing;

          (3) such consolidation or merger or conveyance, transfer or lease of assets of the Company is permitted under, and does not give rise to any breach or violation of, the Declaration or the Preferred Securities Guarantee; and

          (4) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

SECTION 802.  SUCCESSOR SUBSTITUTED.

          Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease of all or substantially all the properties and assets of the Company on a consolidated basis in accordance with Section 801, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.


                                     ARTICLE NINE

                               Supplemental Indentures

SECTION 901.  SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF HOLDERS.

          Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

          (1) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Securities; or

          (2) to add to the Events of Default or the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company; or

          (3) to make provision with respect to the conversion rights of Holders pursuant to the requirements of Article Thirteen; or

          (4) to cure any ambiguity, to correct or supplement any provision herein that may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture; PROVIDED, that such action pursuant to this clause (4) shall not adversely affect the interests of the Holders of the Securities or, so long as any of the Preferred Securities shall remain outstanding, the holders of the Preferred Securities; or

          (5) to comply with the requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act; or

          (6) to make provision for transfer procedures, certification, book-entry provisions, the form of restricted securities legends, if any, to be placed on Securities, and all other matters required pursuant to
     Section 305(b) or otherwise necessary, desirable or appropriate in connection with the issuance of Securities to holders of Preferred Securities in the event of a distribution of Securities by the Trust if a Special Event occurs and is continuing; or

          (7) to comply with the requirements of the New York Stock Exchange or such other national securities exchange or automated quotation system, if any, on which the Securities are then listed.

SECTION 902.  SUPPLEMENTAL INDENTURES WITH CONSENT OF HOLDERS.

          With the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture; PROVIDED, HOWEVER, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby,

          (1) change the Stated Maturity of the principal of, or premium, if any, or (except as permitted by Section 312) any installment of interest (including any Additional Payments) on, any Security, or reduce the principal amount thereof, or reduce the rate or (except as permitted by Section 312) extend the time for payment of interest thereon, or reduce any premium payable upon the redemption thereof, or change the place of payment where, or the coin or currency in which, any Security or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or adversely affect the right to convert any Security as provided in Article Thirteen,

          (2) reduce the percentage in aggregate principal amount of the Outstanding Securities, the consent of whose Holders is required for any such modification or amendment or the consent of whose holders is required for any waiver under this Indenture or reduce the requirements for a quorum or voting at a meeting of Holders of the Securities,

          (3) modify any of the provisions of Article 12 hereof or the definition of Senior Indebtedness in a manner adverse to the Holders of the Securities, or

          (4) modify any of the provisions of this Section or Section 513, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby;

PROVIDED, that so long as any of the Preferred Securities remains outstanding, no waiver of any Event of Default shall be effective, without the prior consent of the holders of at least 662/3% of the aggregate liquidation amount of the outstanding Preferred Securities.

          It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

          The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to consent to any indenture supplemental hereto. If a record date is fixed, the Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to consent to such supplemental indenture, whether or not such Holders remain Holders after such record date; PROVIDED, that unless such consent shall have become effective by virtue of the requisite percentage having been obtained prior to the date which is 90 days after such record date, any such consent previously given shall automatically and without further action by any Holder be cancelled and of no further effect.

SECTION 903.  EXECUTION OF SUPPLEMENTAL INDENTURES.

          In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 601) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

SECTION 904.  EFFECT OF SUPPLEMENTAL INDENTURES.

          Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby. No such supplemental indenture shall directly or indirectly modify the provisions of Article Twelve in any manner that might terminate or impair the rights of the Senior Indebtedness pursuant to such subordination provisions.

SECTION 905.  CONFORMITY WITH TRUST INDENTURE ACT.

          Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.

SECTION 906.  REFERENCE IN SECURITIES TO SUPPLEMENTAL INDENTURES.

          Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities.


                                     ARTICLE TEN

                      Covenants; Representations and Warranties

SECTION 1001.  PAYMENT OF PRINCIPAL AND INTEREST.

          The Company will duly and punctually pay the principal of, premium, if any, and interest (including any Additional Payments) on the Securities when due in accordance with the terms of the Securities and this Indenture.

SECTION 1002.  MAINTENANCE OF OFFICE OR AGENCY.

          The Company will maintain in the United States an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

          The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; PROVIDED, HOWEVER, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the United States for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

SECTION 1003.  MONEY FOR SECURITY PAYMENTS TO BE HELD IN TRUST.

          If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of or interest on any of the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

          Whenever the Company shall have one or more Paying Agents, it will, prior to each due date of the principal of or interest on any Securities, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held as provided by the Trust Indenture Act, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

          The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will (i) comply with the provisions of the Trust Indenture Act applicable to it as a Paying Agent and (ii) during the continuance of any default by the Company (or any other obligor upon the Securities) in the making of any payment in respect of the Securities, upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent as such.

          The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

          Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or interest on any Security and remaining unclaimed for two years after such principal or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of any such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease.

SECTION 1004.  STATEMENT BY OFFICERS AS TO DEFAULT.

          The Company will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, an Officers' Certificate, stating whether or not to the best knowledge of the signers thereof the Company is in default in the performance and observance of any of the material terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

SECTION 1005.  LIMITATION ON DIVIDENDS; COVENANTS AS TO THE
                 TRUST.

          (a) The Company covenants that, so long as any Securities are outstanding, if (x) there shall have occurred and be continuing an Event of Default or event that, with the giving of notice or the lapse of time or both, would constitute an Event of Default or (y) the Company shall be in default with respect to its payment of any obligations under the Preferred Securities Guarantee, then (a) the Company shall not declare or pay dividends on, make any distribution with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to any of its capital stock (other than (i) purchases or acquisitions of Fleetwood Common Stock in connection with the satisfaction by the Company of its obligations under any existing employee benefit plans or future employee benefit plans established in the ordinary course or the satisfaction by the Company of its obligations pursuant to any existing contract or security requiring the Company to purchase Fleetwood Common Stock, (ii) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock, or (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged (or make any guarantee payments with respect to the foregoing)) and (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company that rank pari passu with or junior to the Securities; PROVIDED, FURTHER, that the Company may declare and pay a stock dividend where the dividend stock is the same stock as that on which the dividend is paid.

          (b) The Company also covenants and agrees that, for so long as the Trust Securities remain outstanding, the Company shall (i) directly or indirectly maintain 100% ownership of the Common Securities of the Trust; PROVIDED, HOWEVER, that any permitted successor of the Company hereunder may succeed to the Company's ownership of such Common Securities, (ii) not cause, as sponsor of the Trust, or permit, as the holder of the Common Securities, the termination, dissolution or winding up of the Trust, except in connection with a distribution of Securities, as provided in the Declaration and in connection with certain mergers, consolidations or amalgamations as permitted by the Declaration, and (iii) use its reasonable efforts, consistent with the terms and provisions of the Declaration, to cause the Trust to (x) remain a statutory business trust, except in connection with the distribution of the Securities to the holders of Trust Securities in liquidation of the Trust, the redemption of all of the Trust Securities of the Trust, or certain mergers, consolidations or amalgamations, each as permitted by the Declaration, and (y) otherwise continue to be classified as a grantor trust for United States federal income tax purposes.

SECTION 1006.  PAYMENT OF EXPENSES OF THE TRUST.

          In connection with the offering, sale and issuance of the Securities to the Property Trustee in connection with the sale of the Trust Securities by the Trust, the Company shall:

          (a) pay for all fees and expenses relating to the offering, sale and issuance of the Securities and the Preferred Securities, including commissions to the Initial Purchaser payable pursuant to the Purchase Agreement and compensation of the Trustee in accordance with the provisions of Section 607;

          (b) be responsible for and pay for all debts and obligations (other than with respect to the Trust Securities) of the Trust, pay for all fees and expenses of the Trust (including, but not limited to, fees and expenses relating to the organization of the Trust, the offering, sale and issuance of the Trust Securities, the fees and expenses of the Property Trustee and the Delaware Trustee, the fees and expenses relating to the operation of the Trust, including without limitation, fees and expenses of accountants, attorneys, statistical or bookkeeping services, expenses for printing and engraving and computing or accounting equipment, paying agent(s), registrar(s), transfer agent(s), duplicating, travel and telephone and other telecommunications expenses and fees and expenses incurred in connection with the acquisition, financing, and disposition of Trust assets); and

          (c) pay for all fees and expenses related to the retention of the Property Trustee;

          (d) pay for all fees and expenses related to the enforcement by the Property Trustee of the rights of the holders of the Preferred Securities; and

          (e) pay any and all taxes (other than United States withholding taxes attributable to the Trust or its assets) and all liabilities, costs and expenses with respect to such taxes of the Trust.

SECTION 1007.  REGISTRATION RIGHTS.

          The holders of the Preferred Securities, the Preferred Securities Guarantee, the Securities and the Fleetwood Common Stock issuable upon conversion thereof (collectively, the "Registrable Securities") are entitled to the benefits of a Registration Rights Agreement, dated as of February 10, 1998, among the Trust, the Company and the Initial Purchaser (the "Registration Rights Agreement"). Pursuant to the Registration Rights Agreement, the Trust and the Company have agreed for the benefit of the holders from time to time of the Registrable Securities that they will, at the Company's expense, (i) within 90 days after the date of original issuance of the Preferred Securities, file a shelf registration statement (the "Shelf Registration Statement") with the Commission with respect to resales of the Registrable Securities, (ii) use their best efforts to cause the Shelf Registration Statement to be declared effective by the Commission under the Securities Act within 150 days of the date of original issuance of the Preferred Securities, and (iii) use their best efforts to maintain such Shelf Registration Statement continuously effective under the Securities Act until the date two years after the date of original issuance of the Preferred Securities or such earlier date as all Registrable Securities shall have been disposed of or on which all Registrable Securities held by persons that are not affiliates of the Company or the Trust may be resold without registration pursuant to Rule 144(k) under the Securities Act (the "Effectiveness Period").

          If (i) on or prior to 90 days following the date of original issuance of the Preferred Securities, the Shelf Registration Statement has not been filed with the Commission, (ii) on or prior to the date 150 days following the date of original issuance of the Preferred Securities, the Shelf Registration Statement is not declared effective by the Commission, or (iii) after the Shelf Registration Statement has been declared effective, it ceases to be effective or usable (subject to certain exceptions specified in the Registration Rights Agreement) in connection with resales of the Registrable Securities in accordance with and during the periods specified in the Registration Rights Agreement (each, a "Registration Default"), additional interest ("Liquidated Damages") will accrue on the Securities from and including the day following such Registration Default to but excluding the day on which such Registration Default has been cured. Liquidated Damages will be paid quarterly in arrears, with the first quarterly payment due on the first interest payment date in respect of the Securities following the date on which such Liquidated Damages begin to accrue, and will accrue at a rate per annum equal to an additional one-half of one percent (0.50%) of the principal amount of the Securities.

SECTION 1008.  LIMITATION OF TRANSACTIONS.


          If the Company shall exercise its right to defer payment of interest as provided in Section 312, then during the Extension Period, (a) the Company shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock (other than (A)(i) purchases or acquisitions of shares of the Company's capital stock (or capital stock equivalents) in connection with the satisfaction by the Company of its obligations under any officers, directors or employee benefit plans existing on the date of hereof or future officers, direct or employee benefit plans established in the ordinary course (or any options or other instruments issued thereunder) or the satisfaction by the Company of its obligations pursuant to any contract or security requiring the Company to purchase shares of the Company's capital stock (or capital stock equivalents), (ii) purchases of shares of the Company's capital stock (or capital stock equivalents) from officers, directors or employees of the Company or its subsidiaries pursuant to employment agreements or upon termination of employment or retirement, (iii) as a result of a reclassification, combination or subdivision of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock, (iv) dividends or distributions of shares of common stock on common stock, (v) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or any security being converted or exchanged into such capital stock, (vi) dividends or distributions in shares of its capital stock of the same class on which such dividend or distribution is being made and conversions or exchanges of common stock of one class into common shares of another class, (vii) purchases or other acquisitions of common stock in connection with a dividend reinvestment or other similar plan, or (viii) any dividend or distribution of capital stock (or capital stock equivalents) in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, or (B) guarantee payments made with respect to any of the foregoing), (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company that rank PARI PASSU with or junior to the Securities and (c) the Company shall not make any guarantee payments with respect to the foregoing (other than pursuant to the Common Securities Guarantee or the Preferred Securities Guarantee).

SECTION 1009.    LISTING OF SECURITIES

     If the Securities are distributed to the holders of the Preferred Securities, the Company will use its best efforts to have the Securities listed on the New York Stock Exchange or on such other national securities exchange or similar organization, if any.

                                    ARTICLE ELEVEN

                               Redemption of Securities

SECTION 1101.  RIGHT OF REDEMPTION.

          (a) The Securities may be redeemed at the election of the Company, as a whole or in part, at any time or from time to time on or after February 15, 2001, at the Redemption Prices set forth in Section 1109 below.

          (b) The Securities may be redeemed as provided in Section 1110 of this Article Eleven as a whole but not in part at the election of the Company at any time within 90 days following the occurrence of a Tax Event; PROVIDED, HOWEVER, that, subject to Section 1110 of this Article Eleven, if, at the time there is available to the Company or the Trust the opportunity to eliminate, within such 90-day period, the Tax Event by taking some ministerial action, including but not limited to filing a form or making an election, or pursuing some other similar reasonable measure, which, in the sole judgment of the Company, has or will cause no adverse effect on the Trust, the Company or the Holders of the Trust Securities and involves or will involve no material cost, then the Company or the Trust shall pursue such measure in lieu of redemption.

SECTION 1102.  APPLICABILITY OF ARTICLE.

          Redemption of Securities at the election of the Company, as permitted by Section 1101, shall be made in accordance with such provision and this Article.

SECTION 1103.  ELECTION TO REDEEM; NOTICE TO TRUSTEE.

          The election of the Company to redeem Securities pursuant to Section 1101 shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company, the Company shall, at least 60 days and no more than 90 days prior to the Redemption Date fixed by the Company, notify the Trustee of such Redemption Date and of the principal amount of Securities to be redeemed and provide a copy of the notice of redemption given to Holders of Securities to be redeemed pursuant to Section 1104.

SECTION 1104.  SELECTION BY TRUSTEE OF SECURITIES TO BE REDEEMED.

          If less than all the Securities are to be redeemed (unless such redemption affects only a single Security), the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities not previously called for redemption, on a pro rata basis, in portions equal to $50 (or any integral multiple thereof) of the principal amount of the Securities.

          The Trustee shall promptly notify the Company in writing of the Securities selected for redemption as aforesaid and, in case of any Securities selected for partial redemption as aforesaid, the principal amount thereof to be redeemed.

          The provisions of the two preceding paragraphs shall not apply with respect to any redemption affecting only a single Security, whether such Security is to be redeemed in whole or in part. In the case of any such redemption in part, the unredeemed portion of the principal amount of the Security shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Security.

          For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities that has been or is to be redeemed.

SECTION 1105.  NOTICE OF REDEMPTION.

          Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, at such Holder's address appearing in the Security Register.

          All notices of redemption shall identify the Securities to be redeemed (including the CUSIP number) and shall state:

          (1) the Redemption Date,

          (2) the Redemption Price,

          (3) that on the Redemption Date the Redemption Price will become due and payable upon each such Security to be redeemed and that interest thereon will cease to accrue on and after said date,

          (4) the place or places where such Securities are to be surrendered for payment of the Redemption Price, and

          (5) a description of all material conversion features.

          Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

SECTION 1106.  DEPOSIT OF REDEMPTION PRICE.

          Prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest (including Additional Payments, if any) on, all the Securities that are to be redeemed on that date.

SECTION 1107.  SECURITIES PAYABLE ON REDEMPTION DATE.

          Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, together with accrued interest (including Additional Payments, if any) to the Redemption Date; PROVIDED, HOWEVER, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to the terms and the provisions of Section 307.

          If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid, bear interest from the Redemption Date at the rate borne by the Security.

SECTION 1108.  SECURITIES REDEEMED IN PART.

          In the event of any redemption in part, the Company shall not be required to (i) issue, register the transfer of or exchange any Security during a period beginning at the opening of business 15 days before any selection for redemption of Securities and ending at the close of business on the earliest date on which the relevant notice of redemption is deemed to have been given to all holders of Securities to be so redeemed and (ii) register the transfer of or exchange any Securities so selected for redemption, in whole or in part, except for the unredeemed portion of any Securities being redeemed in part.

          Any Security that is to be redeemed only in part shall be surrendered at a place of payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

SECTION 1109.  OPTIONAL REDEMPTION.

          (a) Except as provided in Section 1110, the Securities shall not be subject to redemption at the option of the Company prior to February 15, 2001.

          (b) Subject to the provisions of this Article Eleven, the Company shall have the right to redeem the Securities, in whole or in part, from time to time, on or after February 15, 2001, upon not less than 30 nor more than 60 days notice to the Holders of the Securities, at the following prices (expressed as percentages of the principal amount of the Securities), together (except as provided below) with accrued and unpaid interest, including, to the extent permitted by applicable law, Additional Payments, if any, to, but excluding, the Redemption Date, if redeemed during the 12-month period beginning February 15:

          Year                                         Redemption Price
          ----                                         ----------------
          2001 . . . . . . . . . . . . . . . . . .          103.75%
          2002 . . . . . . . . . . . . . . . . . .          103.00%
          2003 . . . . . . . . . . . . . . . . . .          102.25%
          2004 . . . . . . . . . . . . . . . . . .          101.50%
          2005 . . . . . . . . . . . . . . . . . .          100.75%

and 100% if redeemed on or after February 15, 2006. Notwithstanding the foregoing provisions of this Section 1109(b), if the Company shall redeem any Securities pursuant to Section 1110 hereof on or after February 15, 2001, then the Redemption Price of such Securities shall be the Redemption Price set forth in Section 1110 and not the Redemption Price set forth in this Section 1109(b).

          Without limitation to the proviso to the first paragraph of Section 1107 hereof, if Securities are redeemed on any date in the period beginning on any record date and ending on the next February 15, May 15, August 15 or November 15, accrued and unpaid interest that is due and payable on such Interest Payment Date shall be payable to the Holders of record at the close of business on the relevant Regular Record Date.

          So long as any Trust Securities are outstanding, the proceeds from the redemption of the Securities will be used to redeem Trust Securities having an aggregate liquidation amount equal to the aggregate principal amount of the Securities so redeemed.

          The Redemption Price for the Securities to be redeemed shall be paid on the Redemption Date or at such earlier time as the Company determines; provided that the Company shall deposit with the Trustee an amount sufficient to pay the Redemption Price on the date such Redemption Price is to be paid.


SECTION 1110.  TAX EVENT REDEMPTION.

          If a Tax Event has occurred and is continuing and:

          (a)  the Regular Trustees have received a Redemption Tax Opinion; or

          (b) after receiving a Dissolution Tax Opinion, the Regular Trustees shall have been informed by tax counsel rendering the Dissolution Tax Opinion that a No Recognition Opinion cannot be delivered to the Trust, then the Company shall have the right, upon not less than 30 days nor more than 60 days notice to the Holders of the Securities, to redeem the Securities, in whole or in part for cash, at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon (including, to the extent permitted by applicable law, Additional Payments, if any) to but excluding the date of such redemption, within 90 days following the occurrence of such Tax Event (the "90-Day Period"); PROVIDED, HOWEVER, that if at the time there is available to the Company or the Trust the opportunity to eliminate, within such 90-Day Period, the Tax Event by taking some ministerial action, such as filing a form or making an election, or pursuing some other similar reasonable measure that in the sole judgment of the Company has or will cause no adverse effect on the Company, the Trust or the holders of the Trust Securities and will involve no material costs, the Company or the Trust will pursue such ministerial action in lieu of redemption.

SECTION 1111.  CERTAIN LIMITATIONS ON REDEMPTION.

          (a) If a partial redemption of the Securities would result in the delisting of the Preferred Securities issued by the Trust from any national securities exchange or other organization on which the Preferred Securities are listed, the Company shall not be permitted to effect such partial redemption and may only redeem the Securities in whole.

          (b) The Company may not redeem any Securities unless all accrued and unpaid interest thereon (including, to the extent permitted by law, Additional Payments, if any) has been or is contemporaneously paid (or duly provided for) for all quarterly interest payment periods terminating on or prior to the date of notice of redemption.

                                    ARTICLE TWELVE

                             Subordination of Securities

SECTION 1201.  AGREEMENT TO SUBORDINATE.

          The Company covenants and agrees, and each Holder of Securities by such Holder's acceptance thereof likewise covenants and agrees, that all Securities shall be issued subject to the provisions of this Article Twelve; and each Holder of a Security, whether upon original issue or upon transfer or assignment thereof, accepts and agrees to be bound by such provisions. The payment by the Company of the principal of, premium, if any, and interest (including any Additional Payments) on all Securities issued hereunder shall, to the extent and in the manner hereinafter set forth, be subordinated and junior in right of payment to the prior payment in full of all Senior Indebtedness, whether outstanding at the date of this Indenture or thereafter incurred; PROVIDED, HOWEVER, that no provision of this Article Twelve shall prevent the occurrence of any default or Event of Default hereunder.

SECTION 1202.  DEFAULT ON SENIOR INDEBTEDNESS.

          No payment of principal (including redemption payments) of, or premium, if any, or interest (including any Additional Interest or Compound Interest) on the Securities may be made if there shall have occurred and be continuing (i) a default in the payment when due of principal of, premium, if any, sinking funds, if any, or interest, if any, on any Senior Indebtedness of the Company and any applicable grace period with respect to such default shall have ended without such default having been cured or waived or ceasing to exist or (ii) an event of default with respect to any Senior Indebtedness of the Company resulting in


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

the acceleration of the maturity thereof without such acceleration having been rescinded or annulled.

          In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee when such payment is prohibited by the preceding paragraph of this Section 1202, such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Indebtedness may have been issued, as their respective interests may appear, but only to the extent that the holders of the Senior Indebtedness (or their representative or representatives or a trustee) notify the Trustee within 90 days of such payment of the amounts then due and owing on the Senior Indebtedness and only the amounts specified in such notice to the Trustee shall be paid to the holders of Senior Indebtedness.

SECTION 1203.  LIQUIDATION; DISSOLUTION; BANKRUPTCY.

          Upon any payment by the Company or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution winding up, liquidation or reorganization of the Company, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all amounts (including principal, premium, if any, and interest) due or to become due upon all Senior Indebtedness shall first be paid in full, or payment thereof provided for in money in accordance with its terms, before any payment is made on account of the principal (and premium, if any) or interest (including any Additional Payments) on the Securities; and upon any such dissolution winding up, liquidation or reorganization, any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders of the Securities or the Trustee would be entitled, except for the provisions of this Article Twelve, shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders of the Securities or by the Trustee under this Indenture if received by them or it, directly to the holders of Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders, as calculated by the Company) or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing such Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay such Senior Indebtedness in full, in money or money's worth, after giving effect to any concurrent payment or distribution to


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

or for the holders of such Senior Indebtedness, before any payment or distribution is made to the Holders of Securities or to the Trustee.

          In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, prohibited by the foregoing, shall be received by the Trustee or the Holders of the Securities before all Senior Indebtedness is paid in full, or provision is made for such payment in money in accordance with its terms, such payment or distribution shall be held in trust for the benefit of and shall be paid over or delivered to the holders of Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing such Senior Indebtedness may have been issued, and their respective interests may appear, as calculated by the Company, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay such Senior Indebtedness in full in money in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness.

          For purposes of this Article Twelve, the words "cash, property or securities" shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in this Article Twelve with respect to the Securities to the payment of all Senior Indebtedness that may at the time be outstanding; PROVIDED, that (i) such Senior Indebtedness is assumed by the new corporation, if any, resulting from any such reorganization or readjustment, and (ii) the rights of the holders of such Senior Indebtedness are not, without the consent of such holders, altered by such reorganization or readjustment. The consolidation of the Company with, or the merger of the Company with or into, another Person or the liquidation or dissolution of the Company following the conveyance, transfer or lease of all or substantially all its properties and assets on a consolidated basis to another Person upon the terms and conditions provided for in Article Eight hereof shall not be deemed a dissolution, winding up, liquidation or reorganization for the purposes of this
Section 1203 if such other Person shall, as a part of such consolidation, merger, conveyance, transfer or lease, comply with the conditions stated in Article Eight hereof. Nothing in Section 1202 or in this Section 1203 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 607 hereof.


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

SECTION 1204.  SUBROGATION.

          Subject to the payment in full of all Senior Indebtedness, the rights of the Holders of the Securities shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company, as the case may be, applicable to such Senior Indebtedness until the principal of (and premium, if any) and interest (including any Additional Payments) on the Securities shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of such Senior Indebtedness of any cash, property or securities to which the Holders of the Securities or the Trustee would be entitled except for the provisions of this Article Twelve, and no payment over pursuant to the provisions of this Article Twelve, to or for the benefit of the holders of such Senior Indebtedness by Holders of the Securities or the Trustee, shall, as between the Company, its creditors other than holders of Senior Indebtedness, and the Holders of the Securities, be deemed to be a payment by the Company to or on account of such Senior Indebtedness. It is understood that the provisions of this Article Twelve are and are intended solely for the purposes of defining the relative rights of the Holders of the Securities, on the one hand, and the holders of such Senior Indebtedness on the other hand.

          Nothing contained in this Article Twelve or elsewhere in this Indenture or in the Securities is intended to or shall impair, as between the Company, its creditors other than the holders of Senior Indebtedness, and the Holders of the Securities, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Securities the principal of (and premium, if any) and interest (including any Additional Payments) on the Securities as and when the same shall become due and payable in accordance with their terms (except as permitted by Section 312), or is intended to or shall affect the relative rights of the Holders of the Securities and creditors of the Company, as the case may be, other than the holders of Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article Twelve of the holders of such Senior Indebtedness in respect of cash, property or securities of the Company, as the case may be, received upon the exercise of any such remedy.

          Upon any payment or distribution of assets of the Company referred to in this Article Twelve, the Trustee, subject to the provisions of Section 603, and the Holders of the Securities shall be entitled to rely upon any order or decree


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

made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidation trustee, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of the Securities, for the purposes of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, as the case may be, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Twelve.

SECTION 1205.  TRUSTEE TO EFFECTUATE SUBORDINATION.

          Each Holder of Securities, by such Holder's acceptance thereof, authorizes and directs the Trustee, on such Holder's behalf, to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article Twelve and appoints the Trustee as such Holder's attorney-in-fact for any and all such purposes.

SECTION 1206.  NOTICE BY THE COMPANY.

          The Company shall give prompt written notice to a Responsible Officer of the Trustee of any fact known to the Company that would prohibit the making of any payment of moneys to or by the Trustee in respect of the Securities pursuant to the provisions of this Article Twelve. Notwithstanding the provisions of this Article Twelve or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment of moneys to or by the Trustee in respect of the Securities pursuant to the provision of this Article Twelve, unless and until a Responsible Officer of the Trustee shall have received written notice thereof at the Corporate Trust Office of the Trustee from the Company or a holder or holders of Senior Indebtedness or from any trustee therefor; and before the receipt of any such written notice, the Trustee, subject to the provisions of Section 603 hereof, shall be entitled in all respects to assume that no such facts exist; PROVIDED, HOWEVER, that if the Trustee shall not have received the notice provided for in this Section 1206 at least two Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of (and premium, if any) or interest (including any Additional Payments) on any Security), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purposes for which they were received, and shall not be affected by any notice to the contrary that may be received by it within two Business Days prior to such date.

          The Trustee, subject to the provisions of Section 603, shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness (or a trustee on behalf of such holder) to establish that such notice has been given by a holder of such Senior Indebtedness or a trustee on behalf of any such holder or holders. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article Twelve, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the right of such Person under this Article Twelve, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

SECTION 1207.  RIGHTS OF THE TRUSTEE; HOLDERS OF SENIOR INDEBTEDNESS.

          The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article Twelve in respect of any Senior Indebtedness at any time held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

          With respect to the holders of Senior Indebtedness of the Company, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are set forth in this Article Twelve, and no implied covenants or obligations with respect to the holders of such Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of such Senior Indebtedness and, subject to the provisions of Section 603, the Trustee shall not be liable to any holder of such Senior Indebtedness if it shall pay over or deliver to Holders of Securities, the Company or any other Person money or assets to which any holder of such Senior Indebtedness shall be entitled by virtue of this Article Twelve or otherwise. With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this Article Twelve and no implied covenants or obligations with respect to holders of Senior


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

Indebtedness shall be read into this Indenture against the Trustee.

SECTION 1208.  SUBORDINATION MAY NOT BE IMPAIRED.

          No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof that any such holder may have or otherwise be charged with.

          Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Securities, without incurring responsibility to the holders of the Securities and without impairing or releasing the subordination provided in this Article Twelve or the obligations hereunder of the Holders of the Securities to the holders of Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, such Senior Indebtedness, or otherwise amend or supplement in any manner such Senior Indebtedness or any instrument evidencing the same or any agreement under which such Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing such Senior Indebtedness; (iii) release any Person liable in any manner for the collection of such Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against the Company and any other Person.


                                   ARTICLE THIRTEEN

                               Conversion of Securities

SECTION 1301.  CONVERSION RIGHTS.

          Subject to and upon compliance with the provisions of this Article Thirteen, the Securities are convertible, at the option of the Holders, at any time prior to the close of business on February 15, 2028 (or in the case of Securities called for redemption, prior to the close of business on the Business Day prior to the corresponding Redemption Date), into shares of Fleetwood Common Stock at an initial conversion price of $48.72 per share of Fleetwood Common Stock, subject to adjustment as described in this Article Thirteen (the "Conversion Price"). A

Holder of Securities may convert any portion of the principal amount of the Securities (provided that such principal amount is $50 or an integral multiple thereof) into that number of fully paid and nonassessable shares of Fleetwood Common Stock obtained by dividing the principal amount of the Convertible Debentures to be converted by the Conversion Price in effect at the close of business on the Conversion Date. All calculations under this Article Thirteen shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be, with one-half of a cent and 0.005 of a share being rounded upwards to the nearest cent and 1/100th of a share, respectively.

SECTION 1302.  CONVERSION PROCEDURES.

          (a) In order to convert all or a portion of the Securities (provided that such principal amount is $50 or an integral multiple thereof) the Holder thereof shall deliver to the Conversion Agent an irrevocable notice of conversion in substantially the form appearing as part of Exhibit A-1 or A-2 hereto or, in the case of a notice of conversion delivered by a holder of Trust Securities, in substantially the form appearing in Exhibit A-1 or A-2, as the case may be, of the Declaration (each, a "Notice of Conversion") setting forth the principal amount of Securities to be converted, together with the name or names, if other than the Holder, in which the shares of Fleetwood Common Stock should be issued upon conversion and, if such Securities are definitive Securities, surrender to the Conversion Agent the Securities to be converted, duly endorsed or assigned to the Company or in blank. In addition, a holder of Trust Securities may exercise its right under the Declaration to convert such Trust Securities into Fleetwood Common Stock by delivering to the Conversion Agent an irrevocable Notice of Conversion setting forth the number of Trust Securities to be redeemed and the other information called for by the preceding sentence and directing the Conversion Agent (i) to exchange such Trust Securities for a portion of the Securities held by the Trust (at an exchange rate of $50 principal amount of Securities for each Trust Security) and (ii) to convert such Securities as soon as practicable, on behalf of such holder, into Fleetwood Common Stock pursuant to this Article Thirteen and, if such Trust Securities are in definitive form, surrendering to the Conversion Agent such Trust Securities, duly endorsed or assigned to the Company or in blank. So long as any Trust Securities are outstanding, the Trust shall not convert any Securities except pursuant to a Notice of Conversion delivered to the Conversion Agent by a holder of Trust Securities.

          (b) If a Security is surrendered for conversion after the close of business on any record date for payment of interest thereon and before the opening of business on the corresponding payment date (other than a Security or portion of a Security called for redemption on a Redemption Date occurring after such record date and prior to such payment date), then, notwithstanding such conversion, the interest payable on such payment date will be paid to the Trust which will distribute such interest to the holder of the applicable Trust Securities at the close of business on the record date or to such other Person in whose name such Security is registered at the close of business on such record date, as the case may be, despite such conversion, and (other than a Security or a portion of a Security called for redemption on a Redemption Date occurring after such record date and on or prior to such payment date) when so surrendered for conversion, the Security need not be accompanied by payment of an amount in cash equal to the interest payable on such payment date. Except as otherwise provided in the immediately preceding sentence, in the case of any Security that is converted, interest that would otherwise be due and payable after the date of conversion of such Security shall not be payable, and the Company shall not make nor be required to make any other payment, adjustment or allowance with respect to accrued but unpaid interest on the Securities being converted, which shall be deemed to be paid in full. Each conversion shall be deemed to have been effected immediately prior to the close of business on the day (the "Conversion Date") on which the Notice of Conversion (together with, if required by the preceding paragraph, certificates, duly endorsed or assigned to the Company or in blank, evidencing the Trust Securities or Securities, as the case may be, being surrendered for conversion) was received by the Conversion Agent from (x) a holder of the Trust Securities effecting a conversion thereof pursuant to its conversion rights under the Declaration or (y) if the Securities shall have been distributed to holders of Trust Securities following the occurrence of a Special Event, when received by the Conversion Agent from the Holder effecting the conversion thereof pursuant to its conversion rights under the Indenture, as the case may be. The Person or Persons entitled to receive the Fleetwood Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Fleetwood Common Stock as of the Conversion Date. As promptly as practicable on or after the Conversion Date, the Company shall issue and deliver at the office of the Conversion Agent, unless otherwise directed in the Notice of Conversion, a certificate or certificates for the number of full shares of Fleetwood Common Stock issuable upon such conversion, together with the cash payment, if any, in lieu of any fraction of any share to the Person or Persons entitled to receive the same. The Conversion Agent shall deliver such certificate or certificates to such Person or Persons.


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

          (c) The Company's delivery upon conversion of the fixed number of shares of Fleetwood Common Stock into which the Securities are convertible (together with the cash payment, if any, in lieu of fractional shares) shall be deemed to satisfy the Company's obligation to pay the principal amount at maturity of the Securities so converted and any unpaid interest (including Additional Interest) accrued on such Securities at the time of such conversion; PROVIDED, that if any Security is surrendered for conversion after the close of business on a record date for payment of interest and before the opening of business on the corresponding interest payment date, the interest payable on such interest payment date with respect to such Security shall be paid to the Trust (which will distribute such interest to the holder of the applicable Trust Securities at the close of business on such record date) or to such other person in whose name the Securities are registered at the close of business on such record date, as the case may be, despite such conversion. The Company will make no payment or allowance for distributions on the shares of Fleetwood Common Stock issued upon such conversion, except to the extent that such shares of Fleetwood Common Stock are held of record on the record date for any such distributions. Each conversion will be deemed to have been effected immediately prior to the close of business on the day on which the related conversion notice was received by the Conversion Agent.

          (d) No fractional shares of Fleetwood Common Stock will be issued as a result of conversion, but in lieu thereof, the Company shall pay to the Conversion Agent a cash adjustment in an amount equal to the same fraction of the Closing Price of such fractional interest on the applicable Conversion Date, or, if such day is not a Trading Day, on the preceding Trading Day, and the Conversion Agent in turn will make such payment, if any, to the Holder of the Securities or the holder of the Trust Securities, as the case may be, so converted.

          (e) In the event of the conversion of any Security in part only, a new Security or Securities for the unconverted portion thereof will be issued in the name of the Holder thereof upon the cancellation thereof.

          (f)  In effecting the conversion transactions described in this
Section 1302, the Conversion Agent is acting as agent of the holders of Trust Securities (in the exchange of Trust Securities for Securities) and as agent of the Holders of Securities (in the conversion of Securities into Fleetwood Common Stock), as the case may be. The Conversion Agent is hereby authorized (i) to exchange Securities held by the Trust from time to time for Trust Securities in connection with the conversion of such Trust Securities in accordance with this Article Thirteen and (ii) to convert all or a portion of the Securities into

Fleetwood Common Stock and thereupon to deliver such shares of Fleetwood Common Stock in accordance with the provisions of this Article Thirteen and to deliver to the Person entitled thereto a new Security or Securities for any resulting unconverted principal amount.

SECTION 1303.  CONVERSION PRICE ADJUSTMENTS.

          (a) The Conversion Price shall be adjusted from time to time as follows:

               (i) In case the Company shall pay or make a dividend or other distribution on Fleetwood Common Stock in shares of Fleetwood Common Stock, then the Conversion Price in effect at the opening of business on the day following the date fixed for the determination of shareholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction the numerator of which shall be the number of shares of Fleetwood Common Stock outstanding at the close of business on the date fixed for such determination and the denominator of which shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this subparagraph (i), the number of shares of Fleetwood Common Stock at any time outstanding shall not include shares held in the treasury of the Company (except to the extent such dividend or distribution is being made with respect to such shares) but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Fleetwood Common Stock. In the event that an adjustment is made pursuant to this subparagraph (i) and, thereafter, the relevant distribution or dividend is not made, the Conversion Price shall again be adjusted to be the Conversion Price that would then be in effect if no such adjustment had been made.

               (ii) In case the outstanding shares of Fleetwood Common Stock shall be subdivided or reclassified (in a reclassification that does not constitute a Fundamental Change) into a greater number of shares of Fleetwood Common Stock, then the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and, conversely, in case the outstanding shares of Fleetwood Common Stock shall be combined into a smaller amount of shares of Fleetwood Common Stock, then the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

               (iii) In case the Company shall issue rights or warrants to all holders of Fleetwood Common Stock entitling them (for a period expiring within 45 days after the record date fixed for a distribution of such rights or warrants) to subscribe for or purchase shares of Fleetwood Common Stock at a price per share less than the Current Market Price (as hereinafter defined) per share (determined as provided in subparagraph
     (vii) below) of Fleetwood Common Stock on the date fixed for the determination of shareholders entitled to receive such rights or warrants (other than pursuant to a dividend reinvestment or similar plan), then the Conversion Price in effect at the opening of business on the day following the date fixed for such determination shall be reduced by multiplying such Conversion Price by a fraction the numerator of which shall be the number of shares of Fleetwood Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Fleetwood Common Stock which the aggregate of the offering price of the total number of shares of Fleetwood Common Stock so offered for subscription or purchase would purchase at such Current Market Price and the denominator shall be the number of shares of Fleetwood Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Fleetwood Common Stock so offered for subscription or purchase, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this subparagraph (iii), the number of shares of Fleetwood Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Fleetwood Common Stock. The Company agrees not to issue any rights or warrants in respect of shares of Fleetwood Common Stock held in the treasury of the Company. To the extent that shares of Fleetwood Common Stock are not delivered after the expiration or redemption by the Company of such rights or warrants, the Conversion Price shall be readjusted to the Conversion Price which would then be in effect had the adjustments made in respect of the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Fleetwood Common Stock actually delivered.

               (iv) Subject to the second sentence of this subparagraph (iv), in case the Company shall, by dividend or otherwise, distribute to all holders of Fleetwood Common Stock (A) shares of capital stock of the Company (other than Fleetwood Common Stock), (B) evidences of indebtedness of the Company and/or (C) other assets (including securities, but excluding
     (1) any rights or warrants referred to in subparagraph (iii) above, (2) any rights or warrants to acquire capital stock of any Person other than the Company or any subsidiary of the Company, (3) any dividends or distributions in connection with the liquidation, dissolution or winding-up of the Company, (4) any dividends or distributions payable solely in cash that may from time to time be fixed by the Board of Directors, and (5) any dividends or distributions referred to in subparagraph (i) or (ii) above, then in each case (unless the Company makes the election referred to in the next sentence) the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the effectiveness of the Conversion Price adjustment contemplated by this subparagraph (iv) by a fraction the numerator of which shall be the Current Market Price per share (determined as provided in subparagraph (vii) below) of the Fleetwood Common Stock on the date fixed for payment of such distribution (the "Reference Date"), less the fair market value on the Reference Date (as determined in good faith by the Board of Directors, whose determination shall be conclusive and shall be described in a statement filed with the Trustee) of the portion of the shares of capital stock of the Company, evidences of indebtedness or other assets so distributed (and for which an adjustment to the Conversion Price has not been made previously pursuant to the terms of this Article Thirteen) applicable to one share of Fleetwood Common Stock and the denominator shall be such Current Market Price per share of the Fleetwood Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following the Reference Date. However, the Company may elect, in its sole discretion, in lieu of the foregoing adjustment, to make adequate provision so that each Holder of Securities shall have the right to receive upon conversion thereof the amount and kind of shares of capital stock, evidences of indebtedness or other assets such Holder would have received had such Holder converted such shares immediately prior to the Reference Date. In the event that no such dividend or distribution is so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price that would then be in effect if such dividend or distribution had not occurred. If the Board of Directors determines the fair market value of any distribution for purposes of this subparagraph (iv) by reference to the actual or when issued trading market for any securities (including shares of capital stock or evidence of indebtedness of the Company) comprising such distribution, it must in doing so consider the price in such market over the period used in computing the Current Market Price of the Fleetwood Common Stock or, if shorter, the portion of such period during which a trading market for such securities existed. For purposes of this subparagraph (iv), any dividend or distribution that includes both (x) any of the items described in clauses
     (A), (B) or (C) of the first sentence of this subparagraph (iv) and (y) Fleetwood Common Stock or rights or warrants to subscribe for or purchase Fleetwood Common Stock of the type referred to in subparagraph (iii) shall be deemed to be (1) a dividend or distribution of shares of capital stock of the Company (other than Fleetwood Common Stock), evidences of indebtedness of the Company or other assets of the type referred to in clause (C) of the first sentence of this subparagraph (iv) (making any Conversion Price reduction required by this subparagraph (iv)) immediately followed by (2) a dividend or distribution of such Fleetwood Common Stock or rights or warrants to purchase Fleetwood Common Stock of the type referred to in subparagraph (iii) (making any further Conversion Price reduction required by subparagraph (i) or (iii) of this Section 1303(a)), except (A) the Reference Date of such dividend or distribution as defined in this subparagraph (iv) shall be substituted for "the date fixed for the determination of shareholders entitled to receive such dividend or other distribution", "the date fixed for the determination of shareholders entitled to receive such rights or warrants" and "the date fixed for such determination" within the meaning of subparagraphs (i) and (iii) of this
     Section 1303(a) and (B) any shares of Fleetwood Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of subparagraph (i) of this Section 1303(a).

               (v) In case the Company shall, by dividend or otherwise, at any time distribute cash to all holders of Fleetwood Common Stock, excluding (A) any cash dividends on Fleetwood Common Stock to the extent that the aggregate cash dividends per share of Fleetwood Common Stock in any consecutive 12-month period do not exceed the greater of (x) the amount per share of Fleetwood Common Stock of the cash dividends paid on the Fleetwood Common Stock in the immediately preceding 12-month period, to the extent that such dividends for the immediately preceding 12-month period did not require an adjustment to the Conversion Price pursuant to this subparagraph (v) (as adjusted to reflect subdivisions or combinations of the Fleetwood Common Stock) and (y) 15% of the average of the Current Market Price per share of Fleetwood Common Stock for the ten consecutive Trading Days immediately prior to the date of declaration of such dividend and (B) any dividend or distribution in connection with the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or any redemption of Rights (as defined in subparagraph (viii) below); PROVIDED, HOWEVER, that no adjustment shall be made pursuant to this subparagraph (v) if such distribution would otherwise constitute a Fundamental Change (as hereinafter defined)) in which case (unless the Company makes the election referred to in the proviso following this clause), the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the effectiveness of the Conversion Price reduction contemplated by this subparagraph (v) by a fraction the numerator of which shall be the Closing Price of a share of Fleetwood Common Stock on the date fixed for the payment of such distribution less the amount of cash so distributed (to the extent not excluded as provided above) applicable to one share of Fleetwood Common Stock, and the denominator shall be such Closing Price of a share of Fleetwood Common Stock, such reduction to become effective immediately prior to the opening of business on the day following the date fixed for the payment of such distribution; PROVIDED, HOWEVER, that the Company may elect, in its sole discretion, in lieu of the foregoing adjustment, to make adequate provision so that each Holder of Securities shall thereafter have the right to receive upon conversion the amount of cash such Holder would have received had such Holder converted such Securities immediately prior to the record date for such distribution of cash. If any adjustment is required to be made as set forth in this subparagraph (v) as a result of a distribution that is a dividend described in clause (A) of this subparagraph (v), such adjustment will be based upon the amount by which such distribution exceeds the amount of the dividend permitted to be excluded pursuant to such clause (A) of this subparagraph (v). If an adjustment is required to be made pursuant to this subparagraph (v) as a result of a distribution that is not such a dividend, such adjustment would be based upon the full amount of such distribution. In the event that an adjustment is made pursuant to this subparagraph (v) and, thereafter, the relevant distribution or dividend is not made, the Conversion Price shall again be adjusted to be the Conversion Price that would then be in effect if no such adjustment had been made.

               (vi) In case of the consummation of a public tender offer or public exchange offer (other than an odd lot tender offer) made by the Company or any subsidiary of the Company for Fleetwood Common Stock to the extent that the cash and fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and shall be described in a resolution of such Board) of any other consideration included in such payment per share of Fleetwood Common Stock at the last time (the "Expiration Time") tenders or exchanges may be made pursuant to such tender or exchange offer (as amended if applicable) exceed by more than 10% (with any smaller excess being disregarded in computing the adjustment to the Conversion Price provided in this subparagraph (vi)) the first reported sale price (on the principal national securities exchange or quotation system on which the Fleetwood Common Stock is then traded) per share of Fleetwood Common Stock on the Trading Day next succeeding the Expiration Time, then the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the Expiration Time by a fraction the numerator of which shall be the number of shares of Fleetwood Common Stock outstanding (including any tendered or exchanged shares) at the Expiration Time multiplied by the first reported sale price (on such principal exchange or quotation system) of the Fleetwood Common Stock on the Trading Day next succeeding the Expiration Time and the denominator shall be the sum of (x) the fair market value (determined as aforesaid and subject to the last sentence of this paragraph) of the aggregate consideration payable to shareholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Fleetwood Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the first reported sale price (on such principal exchange or quotation system) of the Fleetwood Common Stock on the Trading Day next succeeding the Expiration Time, such reduction to become effective immediately prior to the opening of business on the day following the Expiration Time. If an adjustment is required to be made as set forth in this subparagraph (vi), the fair market value of the aggregate consideration payable to shareholders referred to in clause (x) of the preceding sentence shall be calculated by including only that portion of such fair market value of such consideration per share of Fleetwood Common Stock which exceeds 110% of the first reported sale price (determined as aforesaid) per share of Fleetwood Common Stock on the Trading Day next succeeding the Expiration Time.

               (vii) For the purpose of any computation under this Article Thirteen, the "Current Market Price per share" of Fleetwood Common Stock on any day shall be deemed to be the average of the daily Closing Prices (as hereinafter defined) per share of Fleetwood Common Stock for the ten consecutive Trading Days ending on the earlier of the day in question and, if applicable, the day before the "ex" date (as defined below) with respect to the issuance or distribution requiring such computation; PROVIDED, HOWEVER, that if more than one event occurs that would require an adjustment pursuant to subparagraphs (i) through (vi), inclusive, of this
     Section 1303(a), the Board of Directors may make such adjustments to the Closing Prices during such ten Trading Day period as it deems appropriate to effectuate the intent of the adjustments in this Section 1303, in which case any such determination by the Board of Directors shall be set forth in a Board Resolution and shall be conclusive. For purposes of this paragraph, the term "ex" date, (1) when used with respect to any issuance or distribution, means the first date on which the Fleetwood Common Stock trades regular way on the New York Stock Exchange or on such successor principal securities exchange as the Fleetwood Common Stock may be listed or in the relevant market from which the Closing Prices were obtained without the right to receive such issuance or distribution, and (2) when used with respect to any tender or exchange offer, means the first date on which the Fleetwood Common Stock trades regular way on such principal securities exchange or in such market after the Expiration Time of such offer.

               (viii) No adjustment in the Conversion Price shall be required pursuant to this Section 1303(a) unless the adjustment would require a change of at least 1% in the Conversion Price then in effect; PROVIDED, HOWEVER, that any adjustment that by reason of this subparagraph (viii) is not required to be made shall be carried forward and taken into account in any subsequent adjustment. In addition, anything herein to the contrary notwithstanding, no adjustment to the Conversion Price will be required in connection with the issuance of rights or other similar instruments ("Rights") pursuant to a shareholder rights plan or similar plan or the repurchase or redemption of those rights or the issuance of common stock, options or other securities under any officer, director or employee benefit plan in existence on February 4, 1998. Except as otherwise expressly provided in subparagraph (iv) above, if any action pursuant to this Section 1303 would require adjustment of the Conversion Price pursuant to more than one of the provisions described above, only one adjustment shall be made and such adjustment shall be the amount of the adjustment that has the highest absolute value to the Holders of the Securities. All calculations shall be made to the nearest cent (with 1/2 of a cent being rounded upward) or to the nearest 1/100th of a share (with .005 of a share being rounded upward), as the case may be. Notwithstanding anything to the contrary in this Article Thirteen, the Company from time to time may, to the extent permitted by law, reduce the Conversion Price by any amount for any period of at least 20 Business Days, in which case the Company shall give at least 15 days' notice of such reduction to the holders of Securities and the Trustee. In particular, the Company may, at its option, make such reductions in the Conversion Price in addition to those set forth in this Article Thirteen, as it considers to be advisable in order to avoid or diminish any income tax to any holder of shares of Fleetwood Common Stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes or for any other reasons. Except as otherwise provided in this Section 1303(a), the Conversion Price will not be adjusted for the issuance of Fleetwood Common Stock or any securities convertible into or exchangeable for Fleetwood Common Stock or carrying the right to purchase any of the foregoing.

               (ix) In any case in which this Article Thirteen provides that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event (A) issuing to the holder of any Securities converted after such record date and before the occurrence of such event the additional shares of Fleetwood Common Stock or other securities, cash or property issuable upon such conversion by reason of the adjustment required by such event over and above the Fleetwood Common Stock issuable upon such conversion before giving effect to such adjustment and (B) paying to such holder any amount in cash in lieu of any fractional shares pursuant to this Article Thirteen.

               (x) For purposes of this Indenture, "Fleetwood Common Stock" includes any stock of any class of the Company that has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which is not subject to redemption by the Company. However, subject to the provisions of this Article Thirteen, shares issuable on conversion of Securities shall include only shares of the class designated as the common stock of the Company on the date of this Indenture or shares of any class or classes resulting from any reclassification or reclassifications thereof and that have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and that are not subject to redemption by the Company; PROVIDED, HOWEVER, that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion that the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

          (b)  Whenever the Conversion Price is adjusted as herein provided:

               (i) the Company shall compute the adjusted Conversion Price and shall prepare a certificate signed by the Chief Financial Officer or the Treasurer of the Company setting forth the adjusted Conversion Price and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed with the Trustee and, if different, the transfer agent for the Preferred Securities and the Securities; and

               (ii) a notice stating the Conversion Price has been adjusted and setting forth the adjusted Conversion Price shall as soon as practicable be mailed by the Company to all record holders of Preferred Securities and the Securities at their last addresses as they appear upon the stock transfer books of the Company and the Trust.

SECTION 1304.  ADJUSTMENT OF CONVERSION PRICE -- FUNDAMENTAL CHANGE.

          (a) In the event that the Company shall be a party to any transaction or series of transactions constituting a Fundamental Change (as hereinafter defined) (including, without limitation, (i) any recapitalization or reclassification of Fleetwood Common Stock (other than a change in par value or a change from par value to no par value or from no par value to par value, or as a result of a subdivision or combination of the Fleetwood Common Stock); (ii) any consolidation or merger of the Company with or into another corporation as a result of which holders of Fleetwood Common Stock shall be entitled to receive securities or other property or assets (including cash) with respect to or in exchange for Fleetwood Common Stock (other than a merger that does not result in a reclassification, conversion, exchange or cancellation of the outstanding Fleetwood Common Stock); (iii) any sale or transfer of all or substantially all of the assets of the Company; or (iv) any compulsory share exchange) pursuant to which holders of Fleetwood Common Stock shall be entitled to receive other securities, cash or other property, then appropriate provision shall be made so that the holder of each Security then outstanding shall have the right thereafter to convert such Security only into (A) if any such transaction does not constitute a Common Stock Fundamental Change (as hereinafter defined), the kind and amount of the securities, cash or other property that would have been receivable upon such recapitalization, reclassification, consolidation, merger, sale, transfer or share exchange by a holder of the number of shares of Fleetwood Common Stock issuable upon such conversion of such Security immediately prior to such recapitalization, reclassification, consolidation, merger, sale, transfer or share exchange, after, in the case of a Non-Stock Fundamental Change, giving effect to any adjustment in the Conversion Price in accordance with subparagraph (i) of Section 1304(c), and (B) if any such transaction constitutes a Common Stock Fundamental Change (as hereinafter defined), shares of common stock of the kind received by holders of Fleetwood Common Stock as a result of such Common Stock Fundamental Change in an amount determined in accordance with subparagraph (ii) of Section 1304(c). The company formed by such consolidation or resulting from such merger or which acquires such assets or which acquires the Fleetwood Common Stock, as the case may be, shall enter into a supplemental indenture with the Trustee, reasonably satisfactory in form to the Trustee and executed and delivered to the Trustee, the provisions of which shall establish such right. Such supplemental indenture shall provide for adjustments that, for events subsequent to the effective date of such supplemental indenture, shall be as nearly equivalent as practicable to the relevant adjustments provided for in this Article Thirteen. The above provisions shall similarly apply to successive recapitalizations, reclassifications, consolidations, mergers, sales, transfers or share exchanges.

          (b) Notwithstanding any other provisions in this Article Thirteen to the contrary, if any Fundamental Change (as hereinafter defined) occurs, then the Conversion Price in effect will be adjusted immediately after such Fundamental Change as described below in Section 1304(c). In addition, in the event of a Common Stock Fundamental Change, each Security shall be convertible solely into common stock of the kind received by holders of Fleetwood Common Stock as the result of such Common

Stock Fundamental Change as more specifically provided below in Section 1304(c).

          (c) For purposes of calculating any adjustment to be made pursuant to this Article Thirteen in the event of a Fundamental Change, immediately following such Fundamental Change (and for such purposes a Fundamental Change shall be deemed to occur on the earlier of (a) the occurrence of such Fundamental Change and (b) the date, if any, fixed for determination of shareholders entitled to receive the cash, securities, property or other assets distributable in such Fundamental Change to holders of the Fleetwood Common Stock):

                      (i) in the case of a Non-Stock Fundamental Change, the Conversion Price per share of Fleetwood Common Stock immediately following such Non-Stock Fundamental Change shall be the lower of (A) the Conversion Price in effect immediately prior to such Non-Stock Fundamental Change, but after giving effect to any other adjustments effected pursuant to this Article Thirteen, and (B) the product obtained by multiplying the greater of the Applicable Price (as hereinafter defined) or the then applicable Reference Market Price (as hereinafter defined) by a fraction of which the numerator shall be 100.0 and the denominator of which shall be the amount set forth below based on the date on which such Non-Stock Fundamental Change occurs. For the twelve month period beginning February 10, 1998 and ending on February 14, 1999, the denominator shall be 106.0, and for each succeeding twelve month period beginning February 15 shall be as follows:

              Year                                    Denominator
              ----                                    -----------
              1999 . . . . . . . . . . . . . . . .       105.25
              2000 . . . . . . . . . . . . . . . .       104.50
              2001 . . . . . . . . . . . . . . . .       103.75
              2002 . . . . . . . . . . . . . . . .       103.00
              2003 . . . . . . . . . . . . . . . .       102.25
              2004 . . . . . . . . . . . . . . . .       101.50
              2005 . . . . . . . . . . . . . . . .       100.75
              2006 and thereafter  . . . . . . . .       100.00

               (ii) in the case of a Common Stock Fundamental Change, the Conversion Price per share of Fleetwood Common Stock immediately following the Common Stock Fundamental Change shall be the Conversion Price in effect immediately prior to such Common Stock Fundamental Change, but after giving effect to any other adjustments effected pursuant to this

     Article Thirteen, multiplied by a fraction, the numerator of which is the Purchaser Stock Price (as hereinafter defined) and the denominator of which is the Applicable Price; PROVIDED, HOWEVER, that in the event of a Common Stock Fundamental Change in which (A) 100% of the value of the consideration received by a holder of Fleetwood Common Stock is common stock of the successor, acquiror or other third party (and cash, if any, paid with respect to any fractional interests in such common stock resulting from such Common Stock Fundamental Change) and (B) all of the Fleetwood Common Stock shall have been exchanged for, converted into, or acquired for common stock (and cash, if any, with respect to fractional interests) of the successor, acquiror or other third party, the Conversion Price per share of Fleetwood Common Stock immediately following such Common Stock Fundamental Change shall be the Conversion Price in effect immediately prior to such Common Stock Fundamental Change divided by the number of shares of common stock of the successor, acquiror, or other third party received by a holder of one share of Fleetwood Common Stock as a result of such Common Stock Fundamental Change.

          (d) The following definitions shall apply to terms used in this Article Thirteen:

                         "Applicable Price" means (A) in the event of a Non-Stock Fundamental Change in which the holders of Fleetwood Common Stock receive only cash, the amount of cash receivable by a holder of one share of Fleetwood Common Stock; and (B) in the event of any other Fundamental Change, the average of the Closing Prices (as hereinafter defined) for one share of Fleetwood Common Stock during the ten Trading Days immediately prior to the record date for the determination of the holders of Fleetwood Common Stock entitled to receive cash, securities, property or other assets in connection with such Fundamental Change or, if there is no such record date, prior to the date upon which the holders of Fleetwood Common Stock shall have the right to receive such cash, securities, property or other assets.

                    "Closing Price" with respect to any securities on any day shall mean the last reported sale price, regular way, on such day or, in case no such sale takes place on such day, the average of the last reported closing bid and asked prices on such day, regular way, in each case on the New York Stock Exchange or, if such security is not listed or admitted to trading on the New York Stock Exchange, on the principal national securities exchange or quotation system on which such security is quoted or listed or admitted to trading or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the average of the closing bid and asked prices of such security in the over-the-counter market on the date in question as reported by the National Quotation Bureau Incorporated, or a similarly generally accepted reporting service or, if not so available in such manner, as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors for that purpose or a price determined in good faith by the Board of Directors.

                    "Common Stock Fundamental Change" means any Fundamental Change in which more than 50% of the value (as determined in good faith by the Board of Directors) of the consideration received by the holders of Fleetwood Common Stock pursuant to such transactions consists of shares of common stock that, for the ten consecutive Trading Days immediately prior to such Fundamental Change, has been admitted for listing or admitted for listing subject to notice of issuance on a national securities exchange or quoted on the Nasdaq National Market; PROVIDED, HOWEVER, that a Fundamental Change shall not be a Common Stock Fundamental Change unless either (A) the Company continues to exist after the occurrence of such Fundamental Change and the outstanding Preferred Securities continue to exist as outstanding Preferred Securities (or, if the Securities have been distributed to holders of Trust Securities following a Dissolution Event, the outstanding Securities continue to exist as outstanding Securities), or (B) the outstanding Preferred Securities continue to exist as Preferred Securities and are convertible into shares of common stock of the successor to the Company (or, if the Securities have been distributed as aforesaid, the outstanding Securities continue to exist as Securities and are convertible into shares of common stock of the successor to the Company).

                    "Fundamental Change" means the occurrence of any transaction or event or series of transactions or events pursuant to which all or substantially all of the Fleetwood Common Stock shall be exchanged for, converted into, acquired for or constitutes solely the right to receive cash, securities, property or other assets (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise); PROVIDED, HOWEVER, in the case of any such series of transactions or events for purposes of adjustment of the Conversion Price, such Fundamental Change shall be deemed to have occurred when substantially all of the Fleetwood Common Stock had been exchanged for, converted into, or acquired for or constitutes solely the right to receive cash, securities, property or other assets, but the adjustment shall be based upon the consideration the holders of Fleetwood Common Stock received in such transaction or event as a result of which more than 50% of the Fleetwood Common Stock shall have been exchanged for, converted into, or acquired for, or shall constitute solely the right to receive cash, securities, property or other assets.

                    "Non-Stock Fundamental Change" means any Fundamental Change other than a Common Stock Fundamental Change.

                    "Purchaser Stock Price" means, with respect to any Common Stock Fundamental Change, the average of the Closing Prices for one share of the common stock received by holders of Fleetwood Common Stock in such Common Stock Fundamental Change during the ten Trading Days immediately prior to the record date for the determination of the holders of Fleetwood Common Stock entitled to receive such shares of common stock or, if there is no such record date, prior to the date upon which the holders of Fleetwood Common Stock shall have the right to receive such shares of common stock.

                    "Reference Market Price" shall initially mean $26.625 and, in the event of any adjustment to the Conversion Price other than as a result of a Fundamental Change, the Reference Market Price shall also be adjusted so that the ratio of the Reference Market Price to the Conversion Price after giving effect to any such adjustment shall always be the same as the ratio of the initial Reference Market Price of $26.625 to the initial Conversion Price of $4872.

          (e) In determining the amount and type of consideration received by a holder of Fleetwood Common Stock in the event of a Fundamental Change, consideration received by a holder of Fleetwood Common Stock pursuant to a statutory right of appraisal will be disregarded.


SECTION 1305.  NOTICE OF ADJUSTMENTS OF CONVERSION PRICE.

          In case:

                    (i) the Company shall declare a dividend (or any other distribution) on Fleetwood Common Stock that would cause an adjustment to the Conversion Price of the Securities pursuant to Section 1303 (including such an adjustment that would occur but for the terms of the first sentence of
     Section 1303(a)(viii) above); or

                    (ii) the outstanding shares of Fleetwood Common Stock shall be subdivided into a greater number of shares of Fleetwood Common Stock or combined into a smaller number of shares of Fleetwood Common Stock; or

                    (iii) the Company shall authorize the granting to the holders of Fleetwood Common Stock generally of rights or warrants (for a period expiring within 45 days after the record date fixed for a distribution of such rights and warrants) to subscribe for or purchase any shares of the Company's capital stock or other capital stock of any class or of any other rights (excluding any Rights); or

                    (iv) of any reclassification of Fleetwood Common Stock (other than a subdivision or combination of the outstanding shares of Fleetwood Common Stock), or of any consolidation, merger or share exchange to which the Company is a party and for which approval of any shareholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company or a compulsory share exchange; or

                    (v) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then the Company shall (a) if any Preferred Securities are outstanding, cause to be filed with the transfer agent for the Preferred Securities and, except in a case described in paragraph (i) above, cause to be mailed to the holders of record of the Preferred Securities, at their last addresses as they shall appear upon the stock transfer books of the Trust, or (b) if the Securities shall have been distributed to holders of the Trust Securities in accordance with the terms of the Declaration following a Dissolution Event, cause to be mailed to all Holders at their last addresses as they shall appear in the Security Register, at least 15 days prior to the applicable record or effective date hereinafter specified, a notice stating (I) the date on which a record (if any) is to be taken for the purpose of such dividend, distribution, rights or warrants or, if a record is not to be taken, the date as of which the holders of Fleetwood Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined or (II) the date on which such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding-up is expected to become effective, and the date as of which it is expected that holders of Fleetwood Common Stock of record shall be entitled to exchange their shares of Fleetwood Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding-up (but no failure to mail such notice or any defect therein or in the mailing thereof shall affect the validity of the corporate action required to be specified in such notice).

SECTION 1306.  COMPANY TO PROVIDE STOCK.

          The Company shall reserve, free from preemptive rights, out of its authorized but unissued shares, sufficient shares to provide for the conversion of the Securities from time to time as such Securities are presented for conversion, provided, that nothing contained herein shall be construed to preclude the Company from satisfying its obligations in respect of the conversion of Securities by delivery of repurchased shares of Fleetwood Common Stock that are held in the treasury of the Company.

          If any shares of Fleetwood Common Stock to be reserved for the purpose of conversion of Securities hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued or delivered upon conversion, then the Company covenants that it will in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be, provided, however, that nothing in this Section 1306 shall be deemed to affect in any way the obligations of the Company to convert Securities into Fleetwood Common Stock as provided in this Article Thirteen.

          Before taking any action that would cause an adjustment reducing the Conversion Price below the then par value, if any, of the Fleetwood Common Stock, the Company will take all corporate action that may, in the Opinion of Counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Fleetwood Common Stock at such adjusted Conversion Price.

          The Company covenants that all shares of Fleetwood Common Stock that may be issued upon conversion of Securities will upon issue be fully paid and nonassessable by the Company and free of preemptive rights.

SECTION 1307.  EMPLOYEE BENEFIT PLANS.

          Notwithstanding the provisions of this Article Thirteen, the issuance of any shares of Fleetwood Common Stock or options or other securities pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the date of this Indenture or pursuant to any present or future officer, director or employee benefit plan or program of the Company shall not give rise to an adjustment in the Conversion Price pursuant to this Article Thirteen. There shall also be no adjustment of the Conversion Price (i) in case of the issuance of any stock (or securities convertible into or exchangeable for stock) of the Company except as specifically described in this Article Thirteen, (ii) as the result of the issuance of Fleetwood Common Stock upon conversion of the Trust Securities or the Securities or (iii) as the result of the issuance or redemption of Rights.


SECTION 1308.  CERTAIN ADDITIONAL RIGHTS.

          In case the Company shall, by dividend or otherwise, declare or make a distribution on the Fleetwood Common Stock referred to in Section 1303(a)(iv) and (v) (including, without limitation, dividends or distributions referred to in the last sentence of Section 1303(a)(iv)), the Holder of the Securities, upon the conversion thereof subsequent to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution and prior to the effectiveness of the Conversion Price adjustment in respect of such distribution, shall also be entitled to receive for each share of Fleetwood Common Stock into which the Convertible Debentures are converted, the portion of the shares of Fleetwood Common Stock, rights, warrants, evidences of indebtedness, shares of capital stock, cash and assets so distributed applicable to one share of Fleetwood Common Stock; PROVIDED, HOWEVER, that, at the election of the Company (whose election shall be evidenced by a resolution of the Board of Directors) with respect to all Holders so converting, the Company may, in lieu of distributing to such Holders any portion of such distribution not consisting of cash or securities of the Company, pay such Holders an amount in cash equal to the fair market value thereof (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors). If any conversion of Securities described in the immediately preceding sentence occurs prior to the payment date for a distribution to holders of Fleetwood Common Stock that the Holder of Securities so converted is entitled to receive in accordance with the immediately preceding sentence, the Company may elect (such election to be evidenced by a resolution of the Board of Directors) to distribute to such Holder a due bill for the shares of Fleetwood Common Stock, rights, warrants, evidences of indebtedness, shares of capital stock, cash or assets to which such Holder is so entitled, provided, that such due bill (a) meets any applicable requirements of the principal national securities exchange or other principal securities market on which the Fleetwood Common Stock is then traded and (b) requires payment or delivery of such shares of Fleetwood Common Stock, rights, warrants, evidences of indebtedness, shares of capital stock, cash or assets no later than the date of payment or delivery thereof to holders of shares of Fleetwood Common Stock receiving such distribution.

SECTION 1309.  RESTRICTIONS ON COMMON STOCK ISSUABLE UPON CONVERSION.

          (a) Shares of Fleetwood Common Stock to be issued upon conversion of a Security in respect of Restricted Preferred Securities (as defined in the Declaration) shall bear a restrictive legend to the following effect:

          THE COMMON STOCK EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE OF THE CONVERTIBLE SUBORDINATED DEBENTURES UPON THE CONVERSION OF WHICH THE COMMON STOCK EVIDENCED HEREBY WAS ISSUED AND THE LAST DATE ON WHICH FLEETWOOD ENTERPRISES, INC. (THE "COMPANY") OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) (THE "RESALE RESTRICTION TERMINATION DATE") ONLY (A) TO THE COMPANY, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE COMMON STOCK EVIDENCED HEREBY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH
     (a)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR

     FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR", FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR
     (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRANSFER AGENT'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (i) PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (ii) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRANSFER AGENT. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF A HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

          (b) If shares of Fleetwood Common Stock to be issued upon conversion of a Security in respect of Restricted Preferred Securities are to be registered in a name other than that of the Holder of such Restricted Preferred Security, then the Person in whose name such shares of Fleetwood Common Stock are to be registered must deliver to the Conversion Agent a certificate satisfactory to the Company and signed by such Person, as to compliance with the restrictions on transfer applicable to such Restricted Preferred Security. Neither the Trustee nor any Conversion Agent or Registrar shall be required to register in a name other than that of such Holder shares of Fleetwood Common Stock issued upon conversion of any such Security in respect of such Preferred Securities not so accompanied by a properly completed certificate.

SECTION 1310. TRUSTEE NOT RESPONSIBLE FOR DETERMINING CONVERSION PRICE OR ADJUSTMENTS.

          Neither the Trustee nor any Conversion Agent shall at any time be under any duty or responsibility to any Holder of any Security to determine whether any facts exist that may require any adjustment of the conversion price, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed herein or in any supplemental indenture provided to be employed, in making the same. Neither the Trustee nor any Conversion Agent shall be accountable with respect to the validity or value (or the kind of account) of any shares of Fleetwood Common Stock or of any securities or property, which may at any time be issued or delivered upon the conversion of any Security; and neither the Trustee nor any Conversion Agent makes any representation with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver any shares of Fleetwood Common Stock or stock certificates or other securities or property upon the surrender of any Security for the purpose of conversion, or, except as expressly herein provided, to comply with any of the covenants of the Company contained in Article Ten or this Article Thirteen.

                                   ARTICLE FOURTEEN

     Section 1401.  PURPOSES FOR WHICH MEETINGS MAY BE CALLED.

     A meeting of Holders of the Securities may be called at any time and from time to time pursuant to this Article to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other Act provided by this Indenture to be made, given or taken by Holders of the Securities.

     Section 1402.  CALL, NOTICE AND PLACE OF MEETINGS.

     (1) The Trustee may at any time call a meeting of Holders of Securities for any purpose specified in Section 1401, to be held at such time and at such place in the Borough of Manhattan, The City of New York as the Trustee shall determine. Notice of every meeting of Holders of Securities, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in Section 106, not less than 21 nor more than 180 days prior to the date fixed for the meeting.

     (2) In case at any time the Company (by or pursuant to a Board Resolution) or the Holders of at least 10% in principal amount of the Outstanding Securities shall have requested the Trustee to call a meeting of the Holders of Securities for any purpose specified in Section 1401, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed notice of or made the first publication of the notice of such meeting within 21 days after receipt of such request (whichever shall be required pursuant to Section 106) or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Company or the Holders of Securities in the amount above specified, as the case may be, may determine the time and the place in the Borough of Manhattan, The City of New York and may call such meeting for such purposes by giving notice thereof as provided in clause (1) of this Section.

     Section 1403.  PERSONS ENTITLED TO VOTE AT MEETINGS.

     To be entitled to vote at any meeting of Holders of Securities, a Person shall be (1) a Holder of one or more Outstanding Securities, or (2) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more Outstanding Securities by such Holder or Holders. The only Persons who shall be entitled to be present or to speak at any meeting of Holders of Securities shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

     Section 1404.  QUORUM; ACTION.

     The Persons entitled to vote a majority in principal amount of the Outstanding Securities shall constitute a quorum for a meeting of Holders of Securities; PROVIDED, HOWEVER, that if any action is to be taken at such meeting with respect to a consent or waiver which this Indenture expressly provides may be given by the Holders of at least 66-2/3% in principal amount of the Outstanding Securities, the Persons entitled to vote 66-2/3% in principal amount of the Outstanding Securities shall constitute a quorum. In the absence of a quorum within 30 minutes after the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of Securities, be dissolved. In any other case the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such adjourned meeting. Notice of the reconvening of any adjourned meeting shall be given as provided in Section 1402(1), except that such notice need be given only once not less than five days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of an adjourned meeting shall state expressly the percentage, as provided above, of the principal amount of the Outstanding Securities which shall constitute a quorum.

     Except as limited by the proviso to Section 902, any resolution presented to a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid may be adopted only by the affirmative vote of the Holders of a majority in principal amount of the Outstanding Securities; PROVIDED, HOWEVER, that, except as limited by the proviso to Section 902, any resolution with respect to any consent or waiver which this Indenture expressly provides may be given by the Holders of at least 66-2/3% in principal amount of the Outstanding Securities may be adopted at a meeting or an adjourned meeting duly convened and at which a quorum is present as aforesaid only by the affirmative vote of the Holders of at least 66-2/3% in principal amount of the Outstanding Securities; and PROVIDED, FURTHER, that, except as limited by the proviso to Section 902, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other Act which this Indenture expressly provides may be made, given or taken by the Holders of a specified percentage, which is less than a majority, in principal amount of the Outstanding Securities may be adopted at a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid by the affirmative vote of the Holders of such specified percentage in principal amount of the Outstanding Securities.

     Any resolution passed or decision taken at any meeting of Holders of Securities duly held in accordance with this Section shall be binding on all the Holders of Securities, whether or not such Holders were present or represented at the meeting.

     Section 1405. DETERMINATION OF VOTING RIGHTS; CONDUCT AND ADJOURNMENT OF MEETINGS.

     (1) Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of Securities in regard to proof of the holding of Securities and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Except as otherwise permitted or required by any such regulations, the holding of Securities shall be proved in the manner specified in Section 104 and the appointment of any proxy shall be proved in the manner specified in Section 104. Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in Section 104 or other proof.

     (2) The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders of Securities as provided in Section 1402(2), in which case the Company or the Holders of Securities calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in principal amount of the Outstanding Securities represented at the meeting.

     (3) At any meeting, each Holder of a Security or proxy shall be entitled to one vote for each $1,000 principal amount of Securities held or represented by him; PROVIDED, HOWEVER, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. A Holder of a Security in a principal amount of less than $1,000 shall be entitled to a fraction of one vote which is equal to the fraction that the principal amount of such Security bears to $1,000. The chairman of the meeting shall have no right to vote, except as a Holder of a Security or proxy.

     (4) Any meeting of Holders of Securities duly called pursuant to Section 1402 at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in principal amount of the Outstanding Securities represented at the meeting; and the meeting may be held as so adjourned without further notice.

     Section 1406.  COUNTING VOTES AND RECORDING ACTION OF MEETINGS.

     The vote upon any resolution submitted to any meeting of Holders of Securities shall be by written ballots on which shall be subscribed the signatures of the Holders of Securities or of their representatives by proxy and the principal amounts and serial numbers of the Outstanding Securities held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in triplicate of all votes cast at the meeting.
A record, at least in triplicate, of the proceedings of each meeting of Holders of Securities shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 1402 and, if applicable, Section 1404. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Company, and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

          This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

                                   FLEETWOOD ENTERPRISES, INC.



                                   By: /s/ Nelson W. Potter
                                       ------------------------------------
                                        Name:  Nelson W. Potter
                                        Title: President


                                   THE BANK OF NEW YORK,
                                   not in its individual capacity
                                   but solely as Trustee



                                   By: /s/ Mary Beth Lewicki
                                       ------------------------------------
                                        Name:  Mary Beth Lewicki
                                        Title: Assistant Vice President

          This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

                                   FLEETWOOD ENTERPRISES, INC.



                                   By: /s/ Nelson W. Potter
                                       ------------------------------------
                                        Name:  Nelson W. Potter
                                        Title: President


                                   THE BANK OF NEW YORK,
                                   not in its individual capacity
                                   but solely as Trustee



                                   By: /s/ Mary Beth Lewicki
                                       ------------------------------------
                                        Name:  Mary Beth Lewicki
                                        Title: Assistant Vice President

                                     EXHIBIT A-1

                                   FORM OF SECURITY

                              [FORM OF FACE OF SECURITY]

          THIS SECURITY AND ANY COMMON STOCK TO BE ISSUED ON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH FLEETWOOD ENTERPRISES, INC. (THE "COMPANY")
OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THE SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) (THE "RESALE RESTRICTION TERMINATION DATE"), ONLY
(A) TO THE COMPANY, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS
THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (a)(l), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR", FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRANSFER AGENT'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (i) PURSUANT TO CLAUSE (D), (E) OR (F), TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (ii) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRANSFER AGENT. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF A HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

                             FLEETWOOD ENTERPRISES, INC.

                    6% Convertible Subordinated Debenture Due 2028

No.________                                                        $_____
                                                            CUSIP No. _____

          FLEETWOOD ENTERPRISES, INC., a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to _______________, or registered assigns, the principal sum [indicated on Schedule A hereof]* [of ___________
Dollars** ($               )] on February 15, 2028.

Interest Payment Dates:   February 15, May 15, August 15 and November 15,
                          commencing May 15, 1998

Regular Record Dates:     except as otherwise provided in the Indenture, the
                          date 15 days prior to each Interest Payment Date

          Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.





---------------
* Applicable to Global Securities only.

** Applicable to certificated Securities only.


                                        A-1-2

          IN WITNESS WHEREOF, the Company has caused this instrument to be signed manually or by facsimile by its duly authorized officers and a facsimile of its corporate seal to be affixed hereto or imprinted hereon.

                                   FLEETWOOD ENTERPRISES, INC.



                                   By:
                                      -------------------------------------
                                        Name:

Dated:         ,
      --------  ----

                                TRUSTEE'S CERTIFICATE
                                  OF AUTHENTICATION

          This is one of the Securities referred to in the within-mentioned Indenture.


                                     THE BANK OF NEW YORK,
                                     not in its individual
                                     capacity but solely
                                     as Trustee


                                   By:
                                      ----------------------
                                        Authorized Signatory

Dated:              , 1998
       -------------


                                        A-1-3

                             [FORM OF REVERSE OF SECURITY]
                             FLEETWOOD ENTERPRISES, INC.

                    6% Convertible Subordinated Debenture Due 2028

          (1) INTEREST. Fleetwood Enterprises, Inc., a Delaware corporation (the "Company"), is the issuer of this 6% Convertible Subordinated Debenture Due 2028 (the "Security") limited in aggregate principal amount to $296,400,000 (including $38,900,000 pursuant to the exercise of the over-allotment option), issued under the Indenture hereinafter referred to. The Company promises to pay interest on the Securities in cash from February 10, 1998 or from the most recent interest payment date to which interest has been paid or duly provided for, quarterly (subject to deferral for up to 20 consecutive quarters as described in Section 3 hereof) in arrears on February 15, May 15, August 15 and November 15 of each year (each such date, an "Interest Payment Date"), commencing May 15, 1998, at the rate of 6% per annum (subject to increase as provided in Section 12 hereto) plus Additional Interest (as defined below) and Liquidated Damages (as defined in the Indenture (as defined below)), if any, until the principal hereof shall have become due and payable.

          The amount of interest payable for any period will be computed on the basis of twelve 30-day months and a 360-day year. To the extent lawful, the Company shall pay interest on overdue installments of interest (without regard to any applicable grace period) at the rate borne by the Securities, compounded quarterly. Any interest paid on this Security shall be increased to the extent necessary to pay Additional Interest as set forth in this Security.

          (2) ADDITIONAL INTEREST. The Company shall pay to Fleetwood Capital Trust (and its permitted successors or assigns under the Declaration) (the "Trust") such additional amounts as may be necessary in order that the amount of dividends or other distributions then due and payable by the Trust on the Preferred Securities that at any time remain outstanding in accordance with the terms thereof shall not be reduced as a result of any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States or any other taxing authority ("Additional Interest").

          (3) EXTENSION OF INTEREST PAYMENT PERIOD. The Company shall have the right, at any time during the term of this Security, from time to time to defer payments of interest (including Compounded Interest (as defined below), Additional Interest and Liquidated Damages (as defined below), if any) by


                                        A-1-4
extending the interest payment period of such Security for up to 20 consecutive quarters (each an "Extension Period"). To the extent permitted by applicable law, interest, the payment of which has been deferred because of the extension of the interest payment period pursuant to Section 312 of the Indenture, will bear interest thereon at 6% compounded quarterly for each quarter of the Extension Period ("Compounded Interest"); provided, that during an Extension Period the Company, the Company shall be subject to the provisions of Section 1008 of the Indenture. At the end of the Extension Period, the Company shall pay all interest then accrued and unpaid on the Securities, including any Additional Payments, that shall be payable to the holders of the Securities in whose names the Securities are registered in the Security Register ("Holders") on the first Regular Record Date after the end of the Extension Period. Before the termination of any Extension Period, the Company may further extend such period, provided that such period together with all such further extensions thereof shall not exceed 20 consecutive quarters or extend beyond the maturity of the Securities or end other than on an Interest Payment Date. Upon the termination of any Extension Period and upon the payment of all amounts then due on the Securities, including any Additional Payments, the Company may commence a new Extension Period, subject to the foregoing requirements. No interest shall be due and payable during an Extension Period except at the end thereof.

     The Company must give the Property Trustee, the Regular Trustees and the Trustee notice of its election to begin an Extension Period at least one Business Day Prior to the earliest of (i) the date the distribution on the Preferred Securities would have been payable except for the election to begin such Extension Period or (ii) if applicable, the date the Regular Trustees are required to give notice to the New York Stock Exchange, the Nasdaq National Market or other applicable self-regulatory organization or to holders of such Preferred Securities of the record date or (iii) the date such distribution is payable, but in any event not less than one Business Day prior to the record date. The Trustee shall give notice of the Company's election to begin an Extension Period to the holders of the Securities and the Regular Trustees shall give notice of the Company's election to the holders of the Preferred Securities.

     The quarter in which any notice is given pursuant to the second paragraph of this Section 3 shall be counted as one of the 20 quarters permitted in the maximum Extension Period permitted under the first paragraph of this Section 3.

          (4) METHOD OF PAYMENT. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in


                                        A-1-5
whose name this Security (or one or more Predecessor Securities (as defined in the Indenture)) is registered at the close of business on the Regular Record Date for such interest installment, which, except as otherwise provided in the Indenture, shall be the date 15 days prior to each Interest Payment Date (whether or not a Business Day) (the "Regular Record Date"), commencing May 15, 1998. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

          The principal of and interest on the Securities shall be payable at the office or agency of the Company in the United States maintained for such purpose and at any other office or agency maintained by the Company for such purpose in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; PROVIDED, HOWEVER, that payment of interest may be made at the option of the Company by check mailed to the address of the holder entitled thereto or by wire transfer to an account in the United States appropriately designated by the holder entitled thereto prior to the record date for the corresponding interest payment date. Notwithstanding the foregoing, so long as the holder of any Securities is the Property Trustee, the payment of principal and interest on the Securities held by the Property Trustee will be made by wire transfer at such place and to such account in the United States as may be designated by the Property Trustee.

          (5) PAYING AGENT AND SECURITY REGISTRAR. The Trustee will act as Paying Agent, Security Registrar and Conversion Agent. The Company may change any Paying Agent, Security Registrar, co-registrar or Conversion Agent without prior notice. The Company or any of its Affiliates (as defined in the Indenture) may act in any such capacity.

          (6) INDENTURE. The Company issued the Securities under an indenture, dated as of February 10, 1998 (the "Indenture"), between the Company and The Bank of New York, not in its individual capacity but solely as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures


                                        A-1-6
supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Trustee, the Company and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) ("TIA") as in effect on the date of the Indenture. The Securities are subject to, and qualified by, all such terms, certain of which are summarized herein, and Holders are referred to the Indenture and the TIA for a more complete statement of such terms. The Securities are unsecured general obligations of the Company limited to $296,400,000 in aggregate principal amount (including $38,900,000 pursuant to the exercise of the over-allotment option) and subordinated in right of payment to all existing and future Senior Indebtedness of the Company. No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security when due at the times, place and rate, and in the coin or currency, herein prescribed or to convert this Security as provided in the Indenture.

          (7) OPTIONAL REDEMPTION. The Securities are redeemable, in whole or in part, at the Company's option at any time and from time to time after February 15, 2001, upon not less than 30 or more than 60 days' notice, at the following Redemption Prices, expressed as a percentage of the principal amount of the Securities, if redeemed during the 12-month period beginning February 15 of the applicable year set forth below:

                                                             Redemption
    Year                                                        Price
    ----                                                     ----------
    2001 . . . . . . . . . . . . . . . . . . . . . . . . .     103.75%
    2002 . . . . . . . . . . . . . . . . . . . . . . . . .     103.00%
    2003 . . . . . . . . . . . . . . . . . . . . . . . . .     102.25%
    2004 . . . . . . . . . . . . . . . . . . . . . . . . .     101.50%
    2005 . . . . . . . . . . . . . . . . . . . . . . . . .     100.75%
    2006 and thereafter. . . . . . . . . . . . . . . . . .     100.00%

plus, in each case, accrued and unpaid interest, including Additional Payments, if any, to the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the Interest Payment Date).
From and after the Redemption Date, interest will cease to accrue on the Securities, or portion thereof, called for redemption.


                                        A-1-7

          (8) OPTIONAL REDEMPTION UPON TAX EVENT. The Securities are subject to redemption in whole, but not in part, at the Company's option at any time within 90 days, if a Tax Event (as defined in the Declaration) shall occur and be continuing, at a redemption price equal to 100% of the principal amount thereof plus accrued but unpaid interest thereon (including, to the extent permitted by applicable law, Additional Payments, if any) to the Redemption Date. Any redemption pursuant to this Section 8 will be made upon not less than 30 nor more than 60 days' notice.

          (9) NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of the Securities to be redeemed at his address of record. In the event of a redemption of less than all of the Securities, the Securities will be chosen for redemption by the Trustee in accordance with the Indenture. On and after the Redemption Date, interest ceases to accrue on the Securities or portions thereof called for redemption.

          If this Security is redeemed subsequent to a Regular Record Date with respect to any Interest Payment Date specified above and on or prior to such Interest Payment Date, then any accrued interest will be paid to the person in whose name this Security is registered at the close of business on such record date.

          (10) MANDATORY REDEMPTION. The Securities will mature on February 15, 2028. There are no sinking fund payments with respect to the Securities.

          (11) SUBORDINATION. The payment of the principal of, premium (if any), interest on or any other amounts due on the Securities is subordinated and junior in right of payment to all existing and future Senior Indebtedness (as defined below) of the Company, as described in the Indenture. Each Holder, by accepting a Security, agrees to such subordination and authorizes and directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and appoints the Trustee as its attorney-in-fact for such purpose.

          In addition, no payment of principal (including redemption payments) of, premium, if any, or interest (including any Additional Interest or Compounded Interest) on the Securities may be made if there shall have occurred and be continuing (i) a default in the payment when due of principal of, premium, if any, sinking funds, if any, or interest, if any, on any Senior Indebtedness of the Company and any applicable grace period with respect to such default shall have ended without such default


                                        A-1-8
having been cured or waived or ceasing to exist or (ii) an event of default with respect to any Senior Indebtedness of the Company resulting in the acceleration of the maturity thereof without such acceleration having been rescinded or annulled.

          "Senior Indebtedness" means (a) any liability of the Company (1) for borrowed money or under any reimbursement obligation relating to a letter of credit, surety bond or similar instrument, or (2) evidenced by a bond, note, debenture or similar instrument, or (3) for obligations to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, or (4) for the payment of money relating to a capitalized lease obligation, or (5) for the payment of money under any Swap Agreement, (b) any liability of others described in the preceding clause (a) that the Company has guaranteed or that is otherwise its legal liability; and
(c) any deferral, renewal, extension or refunding of any liability of the types referred to in clauses (a) and (b) above, unless, in the instrument creating or evidencing any such liability referred to in clause (a) or (b) above or any such deferral, renewal, extension or refunding referred to in clause (c) above or pursuant to which the same is outstanding, it is expressly provided that such liability, deferral, renewal, extension or refunding is subordinate in right of payment to all other indebtedness of the Company or is not senior or prior in right of payment to the Securities or ranks PARI PASSU with or subordinate to the Securities in right of payment; PROVIDED that the Securities shall not constitute Senior Indebtedness; and PROVIDED, FURTHER, the Senior Indebtedness shall not include any indebtedness or guarantees between or among the Company or its affiliates, including all debt securities or guarantees in respect of those debt securities issued to any trust (including the Trust), trustee of a trust (including the Trust), partnership, limited liability company or other person affiliated with the Company that is a financing vehicle of the Company (a"Financing Entity") in connection with the issuance by such Financing Entity of preferred securities unless otherwise expressly provided in the instrument creating or evidencing such indebtedness, debt securities or guarantees, as the case may be, or pursuant to which the same is outstanding.

               (12) CONVERSION. Subject to and in compliance with the provisions of the Indenture, the Holder of any Security has the right, exercisable at any time prior to the close of business (New York time) on the date of the Security's maturity (or, in the case of Securities called for redemption, prior to the close of business on the Business Day prior to the corresponding Redemption Date), to convert the principal amount thereof (or any portion thereof that is an integral multiple of $50) into shares of Fleetwood Common Stock at the initial


                                        A-1-9
conversion price of $48.72 per share of Fleetwood Common Stock, subject to adjustment under certain circumstances.

     To convert a Security, a Holder must (1) complete and sign a conversion notice substantially in the form attached hereto, (2) surrender the Security to a Conversion Agent, (3) furnish appropriate endorsements or transfer documents if required by the Security Registrar or Conversion Agent and (4) pay any transfer or similar tax, if required. Upon conversion, no adjustment or payment will be made for interest or dividends, but if any Holder surrenders a Security for conversion after the close of business on the Regular Record Date for the payment of an installment of interest and prior to the opening of business on the next Interest Payment Date, then, notwithstanding such conversion, the interest payable on such Interest Payment Date will be paid to the Trust (which will distribute such interest to the holder of the applicable Trust Securities at the close of business on such record date) or to such other person in whose name the Securities are registered at the close of business on such record date, as the case may be, despite such conversion. In such event, such Security, when surrendered for conversion, need not be accompanied by payment of an amount equal to the interest payable on such Interest Payment Date on the portion so converted. The number of shares issuable upon conversion of a Security is determined by dividing the principal amount of the Security converted by the conversion price in effect on the Conversion Date. No fractional shares will be issued upon conversion but a cash adjustment will be made for any fractional interest. The outstanding principal amount of any Security shall be reduced by the portion of the principal amount thereof converted into shares of Common Stock.

          (13) REGISTRATION RIGHTS. The holders of the Preferred Securities, the Preferred Securities Guarantee, the Securities and the Fleetwood Common Stock issuable upon conversion thereof (collectively, the "Registrable Securities") are entitled to the benefits of a Registration Rights Agreement, dated as of February 10, 1998, among the Trust, the Company and the Initial Purchaser (the "Registration Rights Agreement"). Pursuant to the Registration Rights Agreement, the Trust and the Company have agreed for the benefit of the holders from time to time of the Registrable Securities that they will, at the Company's expense, (i) within 90 days after the date of original issuance of the Preferred Securities, file a shelf registration statement (the "Shelf Registration Statement") with the Commission with respect to resales of the Registrable Securities, (ii) use their best efforts to cause the Shelf Registration Statement to be declared effective by the Commission under the Securities Act within 150 days of the date of original issuance of the Preferred Securities, and (iii) use their best efforts to


                                        A-1-10
maintain such Shelf Registration Statement continuously effective under the Securities Act until the date two years after the date of original issuance of the Preferred Securities or such earlier date as is provided in the Registration Rights Agreement.

          If (i) on or prior to 90 days following the date of original issuance of the Preferred Securities, the Shelf Registration Statement has not been filed with the Commission, (ii) on or prior to the 150th day following the filing of such Shelf Registration Statement, such Shelf Registration Statement is not declared effective or (iii) after the Shelf Registration Statement has been declared effective, it ceases to be effective or usable (subject to certain exceptions specified in the Registration Rights Agreement) in connection with resales of the Registrable Securities in accordance with and during the periods specified in the Registration Rights Agreement (each, a "Registration Default"), additional interest ("Liquidated Damages") will accrue on the Securities from and including the day following such Registration Default to but excluding the day on which such Registration Default has been cured. Liquidated Damages will be paid quarterly in arrears, with the first quarterly payment due on the first interest payment date in respect of the Securities following the date on which such Liquidated Damages begin to accrue, and will accrue at a rate per annum equal to an additional one-half of one percent (0.50%) of the principal amount of the Securities.

          Each Holder of Securities, by its acceptance thereof, agrees to be bound by the terms of the Registration Rights Agreement relating to the Securities and the Fleetwood Common Stock issuable upon conversion thereof.

          (14) REGISTRATION, TRANSFER EXCHANGE AND DENOMINATIONS. As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company designated for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

          The Securities are issuable only in registered form without coupons in denominations of $50 and integral multiples thereof. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other


                                        A-1-11
governmental charge payable in connection therewith. Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary. In the event of redemption or conversion of this Security in part only, a new Security or Securities for the unredeemed or unconverted portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

          (15) PERSONS DEEMED OWNERS. The registered Holder of a Security may be treated as its owner for all purposes.

          (16) UNCLAIMED MONEY. If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent shall pay the money back to the Company at its written request. After that, Holders of Securities entitled to the money must look to the Company for payment unless an abandoned property law designates another Person and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

          (17) DEFAULTS AND REMEDIES. The Securities shall have the Events of Default as set forth in Section 501 of the Indenture. Subject to certain limitations in the Indenture, if an Event of Default occurs and is continuing, then the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities may declare the principal of all the Securities, and accrued and unpaid interest, if any (including any Additional Payments), thereon to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders), and upon any such declaration such principal or such lesser amount, as the case may be, and such accrued and unpaid interest (including any Additional Payments) shall become immediately due and payable.

          The Holders of not less than a majority in aggregate principal amount of the Securities then outstanding by written notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration. Holders may not enforce the Indenture or the Securities except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Securities issued under the Indenture may direct the Trustee in its exercise of any trust or power. The Company must


                                        A-1-12
furnish annually compliance certificates to the Trustee. The above description of Events of Default and remedies is qualified in its entirety by reference to, and subject to, the more complete description thereof contained in the Indenture.

          (18) AMENDMENTS, SUPPLEMENTS AND WAIVERS. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange heretofore or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

          (19) TRUSTEE DEALINGS WITH THE COMPANY. The Trustee, in its individual or any other capacity may become the owner or pledgee of the Securities and may otherwise deal with the Company or an Affiliate with the same rights it would have, as if it were not Trustee, subject to certain limitations provided for in the Indenture and in the TIA. Any Agent may do the same with like rights.

          (20) NO RECOURSE AGAINST OTHERS. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder of the Securities by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

          (21) GOVERNING LAW. THE INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

          (22) AUTHENTICATION. The Securities shall not be valid until authenticated by the manual signature of an authorized officer of the Trustee.


                                        A-1-13

          (23) ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

          The Company will furnish to any Holder of the Securities upon written request and without charge a copy of the Indenture. Request may be made to:

                             Fleetwood Enterprises, Inc.
                                  3125 Myers Street
                                 Riverside, CA 92513
                                Attn: General Counsel


                                        A-1-14

                                   ASSIGNMENT FORM

                   To assign this Security, fill in the form below:

                   (I) or (we) assign and transfer this Security to

--------------------------------------------------------------------------------
                 (Insert assignee's social security or tax I.D. no.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
             (Print or type assignee's name, address and zip code)

and irrevocably appoint ________________________________________________________
agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

     Your Signature:
                     -----------------------------------------------------------
                    (Sign exactly as your name appears on the other side of this Security)

     Date:
             ------------------------

     Signature Guarantee:*
                              --------------------------------------------------

 [Include the following if the Security bears a Restricted Securities Legend --

In connection with any transfer of any of the Securities evidenced by this certificate, the undersigned confirms that such Securities are being:

CHECK ONE BOX BELOW

     (1)  / /  exchanged for the undersigned's own account without transfer; or

     (2) / / transferred pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

---------------
* Signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the [Registrar], which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the [Registrar] in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.


                                        A-1-15

     (3) / / transferred pursuant to and in compliance with Regulation S under the Securities Act of 1933; or

     (4) / / transferred pursuant to another available exemption from the registration requirements of the Securities Act of 1933.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered Holder thereof; PROVIDED, HOWEVER, that if box (3) or (4) is checked, the Trustee may require, prior to registering any such transfer of the Securities such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.


                                   ----------------------------------
                                               Signature

Signature Guarantee:*

----------------------------       ----------------------------------]
Signature must be guaranteed                   Signature

--------------------------------------------------------------------------------
[TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED.

          The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


------------------

* Signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the [Registrar], which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the [Registrar] in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.


                                        A-1-16
undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
          ----------------------        -----------------------------------

                                   NOTICE:   To be executed by an executive
                                             officer]


                                        A-1-17

                        (TO BE ATTACHED TO GLOBAL SECURITIES)

                                      SCHEDULE A

          The initial principal amount of this Global Security shall be $______. The following increases or decreases in the principal amount of this Global Security have been made:


----------------------------------------------------------------------------------------------------------------------
            |   Amount of increase in     |                        |                       |                          |
            |   Principal Amount of this  |                        | Principal Amount of   |                          |
            |   Global Security including | Amount of decrease in  | this Global Security  | Signature of authorized  |
            |   upon exercise of over-    | Principal Amount of    | following such        | officer of Trustee or    |
 Date Made  |   allotment option          | this Global Security   | decrease or increase  | Securities Custodian     |
----------------------------------------------------------------------------------------------------------------------
            |                             |                        |                       |                          |
----------------------------------------------------------------------------------------------------------------------
            |                             |                        |                       |                          |
----------------------------------------------------------------------------------------------------------------------
            |                             |                        |                       |                          |
----------------------------------------------------------------------------------------------------------------------
            |                             |                        |                       |                          |
----------------------------------------------------------------------------------------------------------------------
            |                             |                        |                       |                          |
----------------------------------------------------------------------------------------------------------------------
            |                             |                        |                       |                          |
----------------------------------------------------------------------------------------------------------------------
            |                             |                        |                       |                          |
----------------------------------------------------------------------------------------------------------------------
            |                             |                        |                       |                          |
----------------------------------------------------------------------------------------------------------------------
            |                             |                        |                       |                          |
----------------------------------------------------------------------------------------------------------------------
            |                             |                        |                       |                          |
----------------------------------------------------------------------------------------------------------------------
            |                             |                        |                       |                          |
----------------------------------------------------------------------------------------------------------------------
            |                             |                        |                       |                          |
----------------------------------------------------------------------------------------------------------------------
            |                             |                        |                       |                          |
----------------------------------------------------------------------------------------------------------------------
            |                             |                        |                       |                          |
----------------------------------------------------------------------------------------------------------------------
            |                             |                        |                       |                          |
----------------------------------------------------------------------------------------------------------------------
            |                             |                        |                       |                          |
----------------------------------------------------------------------------------------------------------------------
            |                             |                        |                       |                          |
----------------------------------------------------------------------------------------------------------------------
            |                             |                        |                       |                          |
----------------------------------------------------------------------------------------------------------------------


                                        A-1-18

                                 ELECTION TO CONVERT

To: Fleetwood Enterprises, Inc.

          The undersigned owner of this Security hereby irrevocably exercises the option to convert this Security, or the portion below designated, into Common Stock of FLEETWOOD ENTERPRISES, INC. ("Fleetwood Common Stock") in accordance with the terms of the Indenture referred to in this Security, and directs that the shares issuable and deliverable upon conversion, together with any check in payment for fractional shares, be issued in the name of and delivered to the undersigned, unless a different name has been indicated in the assignment below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

          Any Holder, upon the exercise of its conversion rights in accordance with the terms of the Indenture and the Security, agrees to be bound by the terms of the Registration Rights Agreement relating to the Fleetwood Common Stock issuable upon conversion of the Securities.

Date: __  , ____

     in whole __
                                   Portions of Security to be converted (or integral multiples thereof):
                                   $_________

                              -------------------------------
                              Signature (for conversion only)

                                   Please Print or Typewrite Name and Address,
                                   Including Zip Code, and Social Security or
                                   Other Identifying Number

                              -------------------------------

                              -------------------------------

                              -------------------------------
                              Signature Guarantee:*


-------------------
* Signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the [Registrar], which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the [Registrar] in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.


                                        A-1-19

                                     EXHIBIT A-2

                              FORM OF EXCHANGE SECURITY

                              [FORM OF FACE OF SECURITY]

                             FLEETWOOD ENTERPRISES, INC.

                    6% Convertible Subordinated Debenture Due 2028

No.________                                                      $________
                                                            CUSIP No. _____

          FLEETWOOD ENTERPRISES, INC., a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to _______________, or registered assigns, the principal sum [indicated on Schedule A hereof]* [of ___________
Dollars** ($               )] on February 15, 2028.

Interest Payment Dates:  February 15, May 15, August 15 and November 15,
                         commencing May 15, 1998

Regular Record Dates:    except as otherwise provided in the Indenture, the date
                         15 days prior to each Interest Payment Date

          Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

-----------------
* Applicable to Global Securities only.

** Applicable to certificated Securities only.

          IN WITNESS WHEREOF, the Company has caused this instrument to be signed manually or by facsimile by its duly authorized officers and a facsimile of its corporate seal to be affixed hereto or imprinted hereon.

                                        FLEETWOOD ENTERPRISES, INC.



                                        By:
                                            ------------------------------------
                                             Name:

Dated:          ,
       ---------  -----

                                TRUSTEE'S CERTIFICATE
                                  OF AUTHENTICATION

          This is one of the Securities referred to in the within-mentioned Indenture.


                                          THE BANK OF NEW YORK,
                                          not in its individual
                                          capacity but solely
                                          as Trustee


                                        By:
                                            ---------------------------
                                             Authorized Signatory

Dated:              , 1998
       -------------


                                        A-2-2

                             [FORM OF REVERSE OF SECURITY]
                             FLEETWOOD ENTERPRISES, INC.

                    6% Convertible Subordinated Debenture Due 2028

          (1) INTEREST. Fleetwood Enterprises, Inc., a Delaware corporation (the "Company"), is the issuer of this 6% Convertible Subordinated Debenture Due 2028 (the "Security") limited in aggregate principal amount to $296,400,000 (including $38,900,000 pursuant to the exercise of the over-allotment option), issued under the Indenture hereinafter referred to. The Company promises to pay interest on the Securities in cash from February 10, 1998 or from the most recent interest payment date to which interest has been paid or duly provided for, quarterly (subject to deferral for up to 20 consecutive quarters as described in Section 3 hereof) in arrears on February 15, May 15, August 15 and November 15 of each year (each such date, an "Interest Payment Date"), commencing May 15, 1998, at the rate of 6% per annum (subject to increase as provided in Section 12 hereto) plus Additional Interest (as defined below) and Liquidated Damages (as defined in the Indenture (as defined below)), if any, until the principal hereof shall have become due and payable.

          The amount of interest payable for any period will be computed on the basis of twelve 30-day months and a 360-day year. To the extent lawful, the Company shall pay interest on overdue installments of interest (without regard to any applicable grace period) at the rate borne by the Securities, compounded quarterly. Any interest paid on this Security shall be increased to the extent necessary to pay Additional Interest as set forth in this Security.

          (2) ADDITIONAL INTEREST. The Company shall pay to Fleetwood Capital Trust (and its permitted successors or assigns under the Declaration) (the "Trust") such additional amounts as may be necessary in order that the amount of dividends or other distributions then due and payable by the Trust on the Preferred Securities that at any time remain outstanding in accordance with the terms thereof shall not be reduced as a result of any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States or any other taxing authority ("Additional Interest").

          (3) EXTENSION OF INTEREST PAYMENT PERIOD. The Company shall have the right, at any time during the term of this Security, from time to time to defer payments of interest (including Compounded Interest (as defined below), Additional Interest and Liquidated Damages (as defined below), if any) by


                                        A-2-3
extending the interest payment period of such Security for up to 20 consecutive quarters (each an "Extension Period"). To the extent permitted by applicable law, interest, the payment of which has been deferred because of the extension of the interest payment period pursuant to Section 312 of the Indenture, will bear interest thereon at 6% compounded quarterly for each quarter of the Extension Period ("Compounded Interest"); provided, that during an Extension Period the Company, the Company shall be subject to the provisions of Section 1008 of the Indenture. At the end of the Extension Period, the Company shall pay all interest then accrued and unpaid on the Securities, including any Additional Payments, that shall be payable to the holders of the Securities in whose names the Securities are registered in the Security Register ("Holders") on the first Regular Record Date after the end of the Extension Period. Before the termination of any Extension Period, the Company may further extend such period, provided that such period together with all such further extensions thereof shall not exceed 20 consecutive quarters or extend beyond the maturity of the Securities or end other than on an Interest Payment Date. Upon the termination of any Extension Period and upon the payment of all amounts then due on the Securities, including any Additional Payments, the Company may commence a new Extension Period, subject to the foregoing requirements. No interest shall be due and payable during an Extension Period except at the end thereof.

     The Company must give the Property Trustee, the Regular Trustees and the Trustee notice of its election to begin an Extension Period at least one Business Day Prior to the earliest of (i) the date the distribution on the Preferred Securities would have been payable except for the election to begin such Extension Period or (ii) if applicable, the date the Regular Trustees are required to give notice to the New York Stock Exchange, the Nasdaq National Market or other applicable self-regulatory organization or to holders of such Preferred Securities of the record date or (iii) the date such distribution is payable, but in any event not less than one Business Day prior to the record date. The Trustee shall give notice of the Company's election to begin an Extension Period to the holders of the Securities and the Regular Trustees shall give notice of the Company's election to the holders of the Preferred Securities.

     The quarter in which any notice is given pursuant to the second paragraph of this Section 3 shall be counted as one of the 20 quarters permitted in the maximum Extension Period permitted under the first paragraph of this Section 3.

          (4) METHOD OF PAYMENT. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in


                                        A-2-4
whose name this Security (or one or more Predecessor Securities (as defined in the Indenture)) is registered at the close of business on the Regular Record Date for such interest installment, which, except as otherwise provided in the Indenture, shall be the date 15 days prior to each Interest Payment Date (whether or not a Business Day) (the "Regular Record Date"), commencing May 15, 1998. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

          The principal of and interest on the Securities shall be payable at the office or agency of the Company in the United States maintained for such purpose and at any other office or agency maintained by the Company for such purpose in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; PROVIDED, HOWEVER, that payment of interest may be made at the option of the Company by check mailed to the address of the holder entitled thereto or by wire transfer to an account in the United States appropriately designated by the holder entitled thereto prior to the record date for the corresponding interest payment date. Notwithstanding the foregoing, so long as the holder of any Securities is the Property Trustee, the payment of principal and interest on the Securities held by the Property Trustee will be made by wire transfer at such place and to such account in the United States as may be designated by the Property Trustee.

          (5) PAYING AGENT AND SECURITY REGISTRAR. The Trustee will act as Paying Agent, Security Registrar and Conversion Agent. The Company may change any Paying Agent, Security Registrar, co-registrar or Conversion Agent without prior notice. The Company or any of its Affiliates (as defined in the Indenture) may act in any such capacity.

          (6) INDENTURE. The Company issued the Securities under an indenture, dated as of February 10, 1998 (the "Indenture"), between the Company and The Bank of New York, not in its individual capacity but solely as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures


                                        A-2-5
supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Trustee, the Company and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) ("TIA") as in effect on the date of the Indenture. The Securities are subject to, and qualified by, all such terms, certain of which are summarized herein, and Holders are referred to the Indenture and the TIA for a more complete statement of such terms. The Securities are unsecured general obligations of the Company limited to $296,400,000 in aggregate principal amount (including $38,900,000 pursuant to the exercise of the over-allotment option) and subordinated in right of payment to all existing and future Senior Indebtedness of the Company. No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security when due at the times, place and rate, and in the coin or currency, herein prescribed or to convert this Security as provided in the Indenture.

          (7) OPTIONAL REDEMPTION. The Securities are redeemable, in whole or in part, at the Company's option at any time and from time to time after February 15, 2001, upon not less than 30 or more than 60 days' notice, at the following Redemption Prices, expressed as a percentage of the principal amount of the Securities, if redeemed during the 12-month period beginning February 15 of the applicable year set forth below:

                                                              Redemption
    Year                                                        Price
    ----                                                      ----------
    2001 . . . . . . . . . . . . . . . . . . . . . . . . . .   103.75%
    2002 . . . . . . . . . . . . . . . . . . . . . . . . . .   103.00%
    2003 . . . . . . . . . . . . . . . . . . . . . . . . . .   102.25%
    2004 . . . . . . . . . . . . . . . . . . . . . . . . . .   101.50%
    2005 . . . . . . . . . . . . . . . . . . . . . . . . . .   100.75%
    2006 and thereafter. . . . . . . . . . . . . . . . . . .   100.00%

plus, in each case, accrued and unpaid interest, including Additional Payments, if any, to the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the Interest Payment Date).
From and after the Redemption Date, interest will cease to accrue on the Securities, or portion thereof, called for redemption.


                                        A-2-6

          (8) OPTIONAL REDEMPTION UPON TAX EVENT. The Securities are subject to redemption in whole, but not in part, at the Company's option at any time within 90 days, if a Tax Event (as defined in the Declaration) shall occur and be continuing, at a redemption price equal to 100% of the principal amount thereof plus accrued but unpaid interest thereon (including, to the extent permitted by applicable law, Additional Payments, if any) to the Redemption Date. Any redemption pursuant to this Section 8 will be made upon not less than 30 nor more than 60 days' notice.

          (9) NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of the Securities to be redeemed at his address of record. In the event of a redemption of less than all of the Securities, the Securities will be chosen for redemption by the Trustee in accordance with the Indenture. On and after the Redemption Date, interest ceases to accrue on the Securities or portions thereof called for redemption.

          If this Security is redeemed subsequent to a Regular Record Date with respect to any Interest Payment Date specified above and on or prior to such Interest Payment Date, then any accrued interest will be paid to the person in whose name this Security is registered at the close of business on such record date.

          (10) MANDATORY REDEMPTION. The Securities will mature on February 15, 2028. There are no sinking fund payments with respect to the Securities.

          (11) SUBORDINATION. The payment of the principal of, premium (if any), interest on or any other amounts due on the Securities is subordinated and junior in right of payment to all existing and future Senior Indebtedness (as defined below) of the Company, as described in the Indenture. Each Holder, by accepting a Security, agrees to such subordination and authorizes and directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and appoints the Trustee as its attorney-in-fact for such purpose.

          In addition, no payment of principal (including redemption payments) of, premium, if any, or interest (including any Additional Interest or Compounded Interest) on the Securities may be made if there shall have occurred and be continuing (i) a default in the payment when due of principal of, premium, if any, sinking funds, if any, or interest, if any, on any Senior Indebtedness of the Company and any applicable grace period with respect to such default shall have ended without such default


                                        A-2-7
having been cured or waived or ceasing to exist or (ii) an event of default with respect to any Senior Indebtedness of the Company resulting in the acceleration of the maturity thereof without such acceleration having been rescinded or annulled.

          "Senior Indebtedness" means (a) any liability of the Company (1) for borrowed money or under any reimbursement obligation relating to a letter of credit, surety bond or similar instrument, or (2) evidenced by a bond, note, debenture or similar instrument, or (3) for obligations to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, or (4) for the payment of money relating to a capitalized lease obligation, or (5) for the payment of money under any Swap Agreement, (b) any liability of others described in the preceding clause (a) that the Company has guaranteed or that is otherwise its legal liability; and
(c) any deferral, renewal, extension or refunding of any liability of the types referred to in clauses (a) and (b) above, unless, in the instrument creating or evidencing any such liability referred to in clause (a) or (b) above or any such deferral, renewal, extension or refunding referred to in clause (c) above or pursuant to which the same is outstanding, it is expressly provided that such liability, deferral, renewal, extension or refunding is subordinate in right of payment to all other indebtedness of the Company or is not senior or prior in right of payment to the Securities or ranks PARI PASSU with or subordinate to the Securities in right of payment; PROVIDED that the Securities shall not constitute Senior Indebtedness; and PROVIDED, FURTHER, the Senior Indebtedness shall not include any indebtedness or guarantees between or among the Company or its affiliates, including all debt securities or guarantees in respect of those debt securities issued to any trust (including the Trust), trustee of a trust (including the Trust), partnership, limited liability company or other person affiliated with the Company that is a financing vehicle of the Company
(a "Financing Entity") in connection with the issuance by such Financing Entity of preferred securities unless otherwise expressly provided in the instrument creating or evidencing such indebtedness, debt securities or guarantees, as the case may be, or pursuant to which the same is outstanding.

               (12) CONVERSION. Subject to and in compliance with the provisions of the Indenture, the Holder of any Security has the right, exercisable at any time prior to the close of business (New York time) on the date of the Security's maturity (or, in the case of Securities called for redemption, prior to the close of business on the Business Day prior to the corresponding Redemption Date), to convert the principal amount thereof (or any portion thereof that is an integral multiple of $50) into shares of Fleetwood Common Stock at the initial


                                        A-2-8
conversion price of $48.72 per share of Fleetwood Common Stock, subject to adjustment under certain circumstances.

     To convert a Security, a Holder must (1) complete and sign a conversion notice substantially in the form attached hereto, (2) surrender the Security to a Conversion Agent, (3) furnish appropriate endorsements or transfer documents if required by the Security Registrar or Conversion Agent and (4) pay any transfer or similar tax, if required. Upon conversion, no adjustment or payment will be made for interest or dividends, but if any Holder surrenders a Security for conversion after the close of business on the Regular Record Date for the payment of an installment of interest and prior to the opening of business on the next Interest Payment Date, then, notwithstanding such conversion, the interest payable on such Interest Payment Date will be paid to the Trust (which will distribute such interest to the holder of the applicable Trust Securities at the close of business on such record date) or to such other person in whose name the Securities are registered at the close of business on such record date, as the case may be, despite such conversion. In such event, such Security, when surrendered for conversion, need not be accompanied by payment of an amount equal to the interest payable on such Interest Payment Date on the portion so converted. The number of shares issuable upon conversion of a Security is determined by dividing the principal amount of the Security converted by the conversion price in effect on the Conversion Date. No fractional shares will be issued upon conversion but a cash adjustment will be made for any fractional interest. The outstanding principal amount of any Security shall be reduced by the portion of the principal amount thereof converted into shares of Common Stock.

          (13) REGISTRATION, TRANSFER EXCHANGE AND DENOMINATIONS. As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company designated for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

          The Securities are issuable only in registered form without coupons in denominations of $50 and integral multiples thereof. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other


                                        A-2-9
governmental charge payable in connection therewith. Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary. In the event of redemption or conversion of this Security in part only, a new Security or Securities for the unredeemed or unconverted portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

          (14) PERSONS DEEMED OWNERS. The registered Holder of a Security may be treated as its owner for all purposes.

          (15) UNCLAIMED MONEY. If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent shall pay the money back to the Company at its written request. After that, Holders of Securities entitled to the money must look to the Company for payment unless an abandoned property law designates another Person and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

          (16) DEFAULTS AND REMEDIES. The Securities shall have the Events of Default as set forth in Section 501 of the Indenture. Subject to certain limitations in the Indenture, if an Event of Default occurs and is continuing, then the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities may declare the principal of all the Securities, and accrued and unpaid interest, if any (including any Additional Payments), thereon to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders), and upon any such declaration such principal or such lesser amount, as the case may be, and such accrued and unpaid interest (including any Additional Payments) shall become immediately due and payable.

          The Holders of not less than a majority in aggregate principal amount of the Securities then outstanding by written notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration. Holders may not enforce the Indenture or the Securities except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Securities issued under the Indenture may direct the Trustee in its exercise of any trust or power. The Company must


                                        A-2-10
furnish annually compliance certificates to the Trustee. The above description of Events of Default and remedies is qualified in its entirety by reference to, and subject to, the more complete description thereof contained in the Indenture.

          (17) AMENDMENTS, SUPPLEMENTS AND WAIVERS. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange heretofore or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

          (18) TRUSTEE DEALINGS WITH THE COMPANY. The Trustee, in its individual or any other capacity may become the owner or pledgee of the Securities and may otherwise deal with the Company or an Affiliate with the same rights it would have, as if it were not Trustee, subject to certain limitations provided for in the Indenture and in the TIA. Any Agent may do the same with like rights.

          (19) NO RECOURSE AGAINST OTHERS. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder of the Securities by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

          (20) GOVERNING LAW. THE INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

          (21) AUTHENTICATION. The Securities shall not be valid until authenticated by the manual signature of an authorized officer of the Trustee.


                                        A-2-11

          (22) ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

          The Company will furnish to any Holder of the Securities upon written request and without charge a copy of the Indenture. Request may be made to:

                             Fleetwood Enterprises, Inc.
                                  3125 Myers Street
                                 Riverside, CA 92513
                                Attn: General Counsel


                                        A-2-12

                                   ASSIGNMENT FORM

                   To assign this Security, fill in the form below:

                   (I) or (we) assign and transfer this Security to

--------------------------------------------------------------------------------
                 (Insert assignee's social security or tax I.D.  no.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                (Print or type assignee's name, address and zip code)

and irrevocably appoint ________________________________________________________
agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Your Signature:
                ----------------------------------------------------------------
          (Sign exactly as your name appears on the other side of this Security)

Date:
      --------------

Signature Guarantee:*
                         -------------------------------------------------------





--------------------
* Signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the [Registrar], which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the [Registrar] in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.


                                        A-2-13

                        (TO BE ATTACHED TO GLOBAL SECURITIES]

                                     SCHEDULE A

          The initial principal amount of this Global Security shall be $______. The following increases or decreases in the principal amount of this Global Security have been made:


----------------------------------------------------------------------------------------------------------------------
            |    Amount of increase in    |                        |                       |                          |
            |   Principal Amount of this  |                        | Principal Amount of   |                          |
            |   Global Security including | Amount of decrease in  | this Global Security  | Signature of authorized  |
            |   upon exercise of over-    | Principal amount of    | following such        | officer of Trustee or    |
 Date Made  |   allotment option          | this Global Security   | decrease or increase  | Securities Custodian     |
----------------------------------------------------------------------------------------------------------------------
            |                             |                        |                       |                          |
----------------------------------------------------------------------------------------------------------------------
            |                             |                        |                       |                          |
----------------------------------------------------------------------------------------------------------------------
            |                             |                        |                       |                          |
----------------------------------------------------------------------------------------------------------------------
            |                             |                        |                       |                          |
----------------------------------------------------------------------------------------------------------------------
            |                             |                        |                       |                          |
----------------------------------------------------------------------------------------------------------------------
            |                             |                        |                       |                          |
----------------------------------------------------------------------------------------------------------------------
            |                             |                        |                       |                          |
----------------------------------------------------------------------------------------------------------------------
            |                             |                        |                       |                          |
----------------------------------------------------------------------------------------------------------------------
            |                             |                        |                       |                          |
----------------------------------------------------------------------------------------------------------------------
            |                             |                        |                       |                          |
----------------------------------------------------------------------------------------------------------------------
            |                             |                        |                       |                          |
----------------------------------------------------------------------------------------------------------------------
            |                             |                        |                       |                          |
----------------------------------------------------------------------------------------------------------------------
            |                             |                        |                       |                          |
----------------------------------------------------------------------------------------------------------------------
            |                             |                        |                       |                          |
----------------------------------------------------------------------------------------------------------------------
            |                             |                        |                       |                          |
----------------------------------------------------------------------------------------------------------------------
            |                             |                        |                       |                          |
----------------------------------------------------------------------------------------------------------------------
            |                             |                        |                       |                          |
----------------------------------------------------------------------------------------------------------------------
            |                             |                        |                       |                          |
----------------------------------------------------------------------------------------------------------------------



                                        A-2-14

                                 ELECTION TO CONVERT

To: Fleetwood Enterprises, Inc.

          The undersigned owner of this Security hereby irrevocably exercises the option to convert this Security, or the portion below designated, into Common Stock of FLEETWOOD ENTERPRISES, INC. ("Fleetwood Common Stock") in accordance with the terms of the Indenture referred to in this Security, and directs that the shares issuable and deliverable upon conversion, together with any check in payment for fractional shares, be issued in the name of and delivered to the undersigned, unless a different name has been indicated in the assignment below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

          Any Holder, upon the exercise of its conversion rights in accordance with the terms of the Indenture and the Security, agrees to be bound by the terms of the Registration Rights Agreement relating to the Fleetwood Common Stock issuable upon conversion of the Securities.

Date:       ,
     -------  ----
          in whole __
                                   Portions of Security to be converted ($__ or
                                   integral multiples thereof):
                                   $
                                    ---------

                                   ---------------------------------------------
                                   Signature (for conversion only)

                                   Please Print or Typewrite Name and Address,
                                   Including Zip Code, and Social Security or
                                   Other Identifying Number

                                   ---------------------------------------------

                                   ---------------------------------------------

                                   ---------------------------------------------

                                   Signature Guarantee:*
                                                          ----------------------
-------------------
* Signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the [Registrar], which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the [Registrar] in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.


                                        A-2-15